Exhibit (99)













                                  OMG Americas, Inc.

                           Employees' Profit-Sharing Plan



                    (formerly known as OMG/Mooney Chemicals, Inc.

                             Employees' Profit-Sharing Plan

                        and prior thereto Mooney Chemicals, Inc.'

                                  Profit-Sharing Plan)



                             (January 1, 1995 Restatement)

                                 TABLE OF CONTENTS





Section

- -------



ARTICLE I

DEFINITIONS



1.1   Definition


1.2   Pronouns



ARTICLE II

HOURS OF SERVICE



2.1  Crediting of Hours of Service

2.2  Determination of Non-Duty Hours of Service

2.3  Allocation of Hours of Service to Plan Years



ARTICLE III

EMPLOYEE PARTICIPATION AND VESTING SERVICE



3.1  Participation

3.2  New Participants

3.3  Years of Service

3.4  Changes in Employment Status; Transfers of Employment

3.5  Reemployment of a Participant



ARTICLE IV

CONTRIBUTIONS



4.1  Company Contributions

4.2. Cash Option Election and Tax Deferred Contributions.

4.3  Participant Contributions

4.4  Changes in Participant Contributions

4.5  Excess Tax Deferred Contributions

4.6  Allocation of Company Contributions

4.7  Rollover Contributions

4.8  Transferred Contributions

4.9  Delivery of Contributions

4.10 Crediting of Contributions



ARTICLE V

LIMITATION ON CONTRIBUTIONS



5.1  Limitation on Tax Deferred Contributions and Participant

     Contributions

5.2  Contribution Limitation Definitions

5.3  Adjustment of ADP and ACP Tests

5.4  Multiple Use Test

5.5  Adjustment for Investment Gain or Loss

5.6  Limitations on Company Contributions and Tax Deferred

     Contributions



ARTICLE VI

DEPOSIT AND INVESTMENT OF CONTRIBUTIONS



6.1  Deposit of Contributions

6.2  Investment Change of Future Contributions

6.3  Election to Transfer Invested Past Contributions

6.4  Election to Transfer Rollover Contributions and Transferred

     Contributions



ARTICLE VII

MAINTENANCE OF FUNDS AND INVESTMENT OF CONTRIBUTIONS



7.1  Establishment and Maintenance of Funds

7.2  Income on Funds

7.3  Accounts and Subaccounts

7.4  Investment Elections

7.5  Investment Responsibility

7.6  Voting of OMG Stock

7.7  Account Balance



ARTICLE VIII

VALUATIONS



8.1  Valuation of Participant's Interest

8.2 Finality of Trustee's Determination

8.3  Notification



ARTICLE IX

LOANS



9.1  Application and Approval of Loans

9.2  Terms and Conditions of a Loan

9.3  Repayment of Loan



ARTICLE X

TERMINATION OF PARTICIPATION AND DISTRIBUTION



10.1  Termination of Participation

10.2  Vesting

10.3  Election of Former Vesting Schedule

10.4  Distribution

10.5  Form of Distribution

10.6  Restriction on Alienation

10.7  Reemployment of Former Participant

10.8  Disposition of Forfeited Balances

10.9  Buy Back of Forfeited Amounts

10.10 Distribution to Other Qualified Plans

10.11 Facility of Payment

10.12 Mandatory Distributions

10.13 Eligible Rollover Distributions



ARTICLE XI

BENEFICIARIES



11.1  Designation of Beneficiary

11.2  Beneficiary in the Absence of Designated Beneficiary

11.3  Spousal Consent to Beneficiary Designation



ARTICLE XII

ADMINISTRATION



12.1  Authority of the Company

12.2  Actions of the Company

12.3  Claims Review Procedure

12.4  Indemnification

12.5  Qualified Domestic Relations Orders

12.6  Voting of OMG Stock



ARTICLE XIII

AMENDMENT AND TERMINATION



13.1  Amendment

13.2  Limitation of Amendment

13.3  Termination

13.4  Withdrawal of an Employer

13.5  Effect of Plan Termination

13.6  Corporate Reorganization



ARTICLE XIV

OMG ESOP



14.1  Purpose

14.2  Suspense Fund

14.3  Exempt Loans

14.4  Limitation on Allocations of Contributions

14.5  Allocations of Contributions from the OMG ESOP

14.6  Dividends on OMG Stock

14.7  Restrictions on OMG Stock



ARTICLE XV

MISCELLANEOUS PROVISIONS



15.1  Extension of Plan to Subsidiaries

15.2  No Commitment as to Employment

15.3  Benefits

15.4  No Guarantees

15.5  Precedent

15.6  Duty to Furnish Information

15.7  Merger, Consolidation or Transfer of Plan Assets

15.8  Internal Revenue Service Determination

15.9  Governing Law



APPENDIX A - Limitations on Contributions



APPENDIX B - Top-Heavy Provisions

                              OMG AMERICAS, INC.

                       EMPLOYEES' PROFIT-SHARING PLAN

               (formerly known as OMG/Mooney Chemicals, Inc.

                         Employees' Profit-Sharing Plan

                     and prior thereto Mooney Chemicals, Inc.

                              Profit-Sharing Plan)

                         (January 1, 1995 Restatement)







WHEREAS, Mooney Chemicals, Inc. (hereinafter referred to as the
"Company")

established the Mooney Chemicals, Inc. Employees' Profit-Sharing
Plan

(hereinafter referred to as the "Plan"), effective as of December 31, 1950,

for the benefit of certain of its employees; and



WHEREAS, the Plan was restated as of January 1, 1989, to comply with the provisions of the Tax Reform Act of 1986 and subsequent applicable legislation and received a favorable determination letter from the Internal
Revenue

Service with respect to its continued qualification; and



WHEREAS, the name of the Company was changed on January 26, 1996; and



WHEREAS, the Company desires to make certain revisions to the Plan;



NOW, THEREFORE, effective as of January 1, 1995, except as specifically provided, the Plan is renamed and is hereby amended and restated as hereinafter set forth.

                                    ARTICLE I

                                   DEFINITIONS





        1.1 Definitions. The following words and phrases as used herein shall have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:



            1) The term "Account" shall mean any of the accounts established and maintained in accordance with the provisions of
Section 7.3 which

        reflects the interest of a Participant in the Funds, including, but not limited, to a Company Contribution Account, a Cash
Option Account,

        a Thrift Account, and a Rollover Account.



            2) The term "Beneficiary" shall mean the person or persons who,

        in accordance with the provisions of Article XI, shall be entitled to receive distribution hereunder in the event a Participant or former

        Participant dies before his interest shall have been distributed to him in full.



            3)  The term "Break in Service" shall mean any Plan
Year during

        which an Employee completes not more than 500 Hours of Service;

        provided, however, that for purposes of Section 3.3(b) no Employee shall incur a Break in Service solely by reason of an absence due to

        (i) the birth of a child of the Employee, (ii) the pregnancy of the

        Employee, (iii) the placement of a child with the Employee on account of the adoption of such child by such Employee, or (iv) the caring for a child of an Employee for a period beginning following the birth or placement of such child, with respect to the Plan Year in which such absence begins, if the Employee otherwise would have incurred a Break in Service or, in any other case, in the immediately following Plan

        Year.



            4)  The term "Cash Option Account" shall mean the
Account of a

        Participant which reflects his interest in the Funds attributable to

        Tax Deferred Contributions and which is established pursuant to the

        provisions of Sections 4.2, 6.1, and     7.3



            5)  The term "Code" shall mean the Internal Revenue
Code of 1986,

        as amended from time to time. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.



            6)  The term "Company" shall mean Mooney Chemicals,
Inc., which as

        of January 26, 1996 became known as OMG Americas, Inc., its corporate successors, and the surviving corporation resulting from any merger,

        consolidation, or reorganization of Mooney Chemicals, Inc. with or into any other corporation or corporations.



           7) The term "Company Contributions" shall mean the discretionary contributions made by the Employers under the Plan in accordance with the provisions of Section 4.1. Company Contributions shall be allocated and deposited to the Company Contributions
Accounts of

        Participants pursuant to the provisions of Sections 4.6 and 6.1.



           8) The term "Company Contribution Account" shall mean the Account of a Participant which reflects his interest in the Funds attributable to Company Contributions and forfeitures, if any, and which is established pursuant to the provisions of Sections 4.1, 6.1, and 7.3.



           9) The term "Compensation" shall mean the total wages which are paid to an Employee during a Plan Year by an Employer for his services as an Employee while he is a Participant, but excluding any portion of a Company Contribution which is subject to the cash option election described in Section 4.2 and which a Participant elects to receive in cash, any amounts received under the Company's dependent scholarship program, and all non-cash remuneration;
provided, however,

        that for Plan Years beginning on or after January 1, 1994, the annual

        Compensation of a Participant taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit of $150,000, as adjusted for increases in the cost of living in accordance with the provisions of Section 401(a)(17)(B) of the Code. The cost of living in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (a
"determination

        period") beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is 12. Compensation of a Participant's "family members" (as defined in paragraph (18) shall be treated as Compensation of the

        Participant in accordance with Section 414(q)(6) of the Code as modified by Section 401(a)(17) of the Code. If as a result of the application of such rules the adjusted Section
401(a)(17) limitation

        is exceeded, then the limitation shall be prorated in proportion to each such individual's compensation as determined under such paragraph prior to the application of such limitation.



           10)  The term "Eligible Retirement Plan" shall mean:



                (a) an individual retirement account described in Section

                     408(a) of the Code;



                (b) an individual retirement annuity described in Section

                     408(b) of the Code;



                (c) a trust maintained pursuant to a plan that meets the

                     requirements of Section 401(a) of the Code;
and



                (d) an annuity plan described in Section 403(a) of the Code.



        In the case of an Eligible Rollover Distribution to a beneficiary who is the Participant's surviving spouse, an Eligible
Retirement Plan is

        only an individual retirement account or individual retirement annuity described in (a) or (b) above.



            11) The term "Eligible Rollover Distribution" shall mean all or any portion of a Plan distribution made to a Participant or a

        Beneficiary who is a deceased Participant's surviving spouse or an alternate payee under a qualified domestic relations order; provided that such alternate payee is a Participant's spouse or former spouse;

        and provided further that such distribution is not (i) one of a series of substantially equal periodic payments made at least annually for a specified period of ten or more years or for the life of such

        Participant or Beneficiary or the joint lives of the Participant and a designated beneficiary, (ii) a distribution to the extent such distribution is required under Section 401(a)(9) of the Code; or (iii)

        the portion of any distribution which is not includable in gross income (determined without regard to any exclusion of net unrealized appreciation with respect to employer securities).



           12) The term "Employee" shall mean any common law employee who is employed by an Employer; provided, however, that such term shall not include any person who renders service to an Employer solely as a director or as an independent contractor, any person who is covered by a collective bargaining agreement unless such agreement specifically provides for coverage by the Plan, any person employed in the

        Technical Services Department of the Company, and any person who is a nonresident alien and who receives no earned income within the meaning of Section 911(b) of the Code from an Employer which constitutes income from sources within the United States as defined in Section

        861(a)(3) of the Code.



            13) The term "Employer" shall mean the Company or any Related

        Corporation which adopts the Plan as herein provided so long as the

        Related Corporation has not withdrawn from the Plan.



            14) The term "Employment Commencement Date" shall mean the first date on which an Employee completes an Hour of Service.



            15)  The term "ERISA" shall mean the Employee
Retirement Income

        Security Act of 1974, as amended from time to time.
Reference to a

        section of ERISA shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.



            16) The term "Exempt Loan" shall mean a loan or other extension of credit used by the Trustee with the approval and direction of the

        Company, subject to the provisions of the Trust
Agreement, to finance

        the acquisition of OMG Stock which meets the following requirements:



                 (a)  It must be primarily for the benefit of
Participants and

                      their Beneficiaries;



                 (b)  It must be used to acquire OMG Stock,
repay the Exempt

                      Loan, or repay a prior Exempt Loan;



                 (c)  It must bear a reasonable rate of interest;



                 (d)  It must be for a specific term and not
payable at the

                      demand of any person, except in the event of default;



                 (e) It may be secured by a pledge of OMG Stock acquired with its proceeds or the proceeds of a prior
Exempt Loan

                      which is being refinanced and repaid with proceeds of

                      the current Exempt Loan. No other assets of the OMG

                      ESOP may be pledged as collateral for an Exempt Loan and

                      no lender shall have recourse against any other assets

                      of the OMG ESOP.  No person entitled to
payment under

                      the Exempt Loan shall have any recourse
against any

                      assets of the ESOP other than:



                      (1)  the collateral;



                      (2)  the contributions made under the OMG
ESOP to meet

                           its obligations under the Exempt
Loan; and



                      (3)  earnings on such collateral and the
investment

                           of such contributions.



                      In the event of default, the value of OMG
ESOP assets

                      transferred in satisfaction of the loan
must not exceed

                      the amount of default. Moreover, in the event the

                      lender is a party in interest under ERISA, the Exempt

                      Loan must provide for the transfer of OMG
ESOP assets

                      upon default only and only to the extent of the failure

                      of the OMG ESOP to meet the Exempt Loan
payment

                      schedule.



                  f)  It must provide for the release of OMG
Stock from

                      encumbrance either under the principal and interest

                      method of Treas. Reg.
Section	54.4975-7(b)(8)(i) or

                      the principal only method under Treas.
Reg. Section

                      54.49757(b)(8)(ii).



           17) The term "Fund" shall mean any of the funds established and maintained for the investment of Plan assets in accordance with the provisions of Article VII.



           18) The term "Highly-Compensated Employee" shall mean any Employee of an Employer for a Plan Year who is a "highly compensated employee"

        within the meaning of Section 414(q) of the Code who during such Plan

        Year or during the immediately preceding Plan Year:



           (a) received compensation (as defined in Appendix A of the Plan without regard to Sections 125, 402(e)(3), and 402(h)(1)(B) of the Code) in excess of $75,000 (such dollar limitation shall be adjusted automatically in accordance with the maximum

                amount permitted under Section 414(q) of the
Code); or



           (b) received compensation (as defined in Appendix A of the Plan without regard to Sections 125, 402(e)(3), and 402(h)(1)(B) of the Code) in excess of $50,000 (such dollar limitation shall be adjusted automatically in accordance with the maximum

                amount permitted under Section 414(q) of the
Code) and was in

                the Top-Paid Group; or



           (c) was at any time an officer of an Employer or a Related

                Corporation and received compensation in excess of 50 percent of the amount in effect under Section
415(b)(1)(A) of the

                Code, except as otherwise hereinafter provided;
or



           (d) owned directly or indirectly 5% or more of an Employer (so that he is a "5% owner" as defined in Section
416(i)(1) of the

                Code);



        provided, however, if an Employee was not a "Highly
Compensated

        Employee" during the immediately preceding Plan Year, he shall not be a Highly Compensated Employee pursuant to subparagraph
(a), (b) or (c)

        unless he is one of the 100 Employees with the highest compensation

        (as defined in Appendix A of the Plan without regard to Sections 125,

        402(e)(3), and 402(h)(1)(B) of the Code, and in the case of Tax

        Deferred Contributions made pursuant to a salary reduction agreement,

        without regard to Section 403(b) of the Code) for such Plan Year. For purposes of subparagraph (c) above, the number of employees who shall be counted as officers shall be limited as follows:



        Total Number of Employees of       Maximum Number of
Officers

             the Affiliated Group                to be Counted



                   30 or less                          3



                    30 - 500                10% of total number
of

                                          Employees' (fractions
to be

                                             rounded to next
highest

                                                  whole number)



                     Over 500                            50



        If the number of officers for any Plan Year exceeds the maximum number that may be counted, the officers shall be ranked in order of compensation (as defined in Appendix A of the Plan without regard to

        Sections 125, 402(e)(3), and 402(h)(1)(B) of the Code,
and in the case

        of Tax Deferred Contributions made pursuant to a salary reduction agreement, without regard to Section 403(b) of the Code) for the Plan

        Year, and only the maximum number with the highest such compensation shall be counted as officers. If for any Plan Year no Employer has an officer with compensation greater than the compensation specified in subparagraph (c) above, the highest-paid officer among the Employers shall nevertheless be treated as a Highly Compensated
Employee.  If

        during any Plan Year an Employee is a "family member" of a

        Highly-Compensated Employee described above in subparagraph (d) or of a Highly-Compensated Employee in the group consisting of the ten

        Highly-Compensated Employees paid the greatest compensation during the

        Plan Year, then such "family member" shall not be considered to be a separate Employee and the compensation paid to such "family member"

        and any applicable Employer contribution under the Plan paid to or on behalf of such "family member" shall be treated as if it were paid to

        (or on behalf of) the related Highly Compensated
Employee.  As used

        herein, the term "family member" means with respect to any Employee,

        the Employee's spouse, grandparent (and spouse), great grandparent

        (and spouse), child (and spouse), grandchild (and spouse), great grandchild (and spouse) and any other lineal ascendants or descendants and their spouses and for purposes of applying the limitation of Section 401(a)(17) to paragraph (9) of this Section
1.1 shall mean

        the spouse of any Employee and any lineal descendant thereof who has not attained age 19 before the close of the Plan Year.
In addition, a

        former Employee shall be considered a Highly Compensated
Employee if

        he was a Highly-Compensated Employee at the time his employment terminated or at any time after attaining age 55.
Notwithstanding the

        foregoing provisions of this paragraph (18), the sole purpose of this paragraph is to define and apply the term
Highly-Compensated Employee

        strictly (and only) to the extent necessary to satisfy the minimum requirements of Section 414(q) of the Code relating to "highly compensated employees." This paragraph (18) shall be interpreted,

        applied and, if and to the extent necessary, deemed modified without formal amendments of language, so as to satisfy solely the minimum requirements of Section 414(q) of the Code.



            19) The term "Hour of Service" shall mean an hour which is determined and credited to an Employee in accordance with the provisions of Article II.



            20)  The term "Leased Worker" shall be a person
(other than a

        person who is an employee without regard to this paragraph (20))

        engaged in performing services for a Related Corporation
(the

        "recipient") pursuant to an agreement between the recipient and any other person ("Leasing Organization") who meets the following requirements:



            (a) he has performed services for one or more recipients (or for any other "related persons" determined in accordance with

                 Section 414(n)(6) of the Code) on a
substantially full-time

                 basis for a period of at least one year,



            (b) such services are of a type historically performed in the business field of the recipient, in the United
States, by

                 employees, and



            (c) he is not participating in a "safe harbor plan" of the

                 Leasing Organization. (For this purpose a "safe harbor plan"

                 is a plan which satisfies the requirements of Section

                 414(n)(5) of the Code, which is a money
purchase pension plan

                 with a non-integrated employer contribution rate of at least

                 10% of compensation (as defined in Code Section
415(c)(3),

                 without regard to Code Sections 125, 402(e)(3),
402(h)(1)(B))

                 and which provides for immediate participation and full and immediate vesting; provided, however, that this sentence

                 shall be applicable only if Leased Workers do not constitute more than 20% of the recipient's nonhighly compensated

                 workforce, as determined in accordance with Section

                 414(n)(5)(C)(ii) of the Code.



         A person who is a Leased Worker during any taxable year beginning after December 31, 1983 shall be considered an employee of the

         Company or a Related Corporation during such period
(solely for the

         purpose of determining length of service for eligibility and vesting purposes, and shall also be considered to have been an employee for any earlier period in which he was a Leased Worker) but shall not be a Participant and shall not otherwise be eligible to become covered by the Plan during any period in which he is a Leased
Worker.

         Notwithstanding the foregoing, the sole purpose of this paragraph

         (20) is to define and apply the term "Leased Worker" strictly (and only) to the extent necessary to satisfy the minimum requirements of

         Section 414(n) of the Code relating to "leased employees". This paragraph (20) shall be interpreted, applied and, if and to the extent necessary, deemed modified without formal amendment of language, so as to satisfy solely the minimum requirements of Section

         414(n) of the Code.



             21) The term "OMG ESOP" shall mean the stock bonus portion of the Plan which constitutes an employee stock ownership plan as defined in Section 4975(e)(7) of the Code and a stock bonus plan qualified under Section 401(a) of the Code.



             22) The term "OMG Stock" shall mean common shares of OM Group,

         Inc.



             23) The term "OMG Stock Fund" shall mean the Fund which is invested primarily in OMG Stock and which is established and maintained pursuant to the provisions of Section 7.1.



             24) The term "Participant" shall mean an Employee who

         participates in the Plan in accordance with the provisions of Article

         III.



             25) The term "Participant Contribution" shall mean any after-tax contribution made to the Plan by a Participant in accordance with the provisions of Section 4.3. Participant Contributions shall be deposited to the Thrift Account of such Participant in accordance with the provisions of Section 6.1.



             26)  The term "Plan" shall mean the OMG Americas,
Inc. Employees'

         Profit-Sharing Plan which prior to January 1, 1995 was known as the

         Mooney Chemicals, Inc. Employees' Profit Sharing Plan and which on and after January 1, 1995, but prior to January 26, 1996, was known as OMG/Mooney Chemicals, Inc. Employees' Profit Sharing
Plan as

         herein set forth with all amendments, modifications, and supplements hereafter made.



             27) The term "Plan Administrator" shall mean the Company, which is the administrator for purposes of the Code.



             28) The term "Plan Year" shall mean each 12-month period

         beginning each January 1 and terminating each subsequent December

         31.

             29) The term "Related Corporation" shall mean any corporation which is a member of a controlled group of corporations of which an

         Employer is a member as determined under Section 414(b) of the Code;

         each trade or business (whether or not incorporated) with which the

         Company is under common control as determined under
Section 414(c) of

         the Code; each organization that is a member of an affiliated service group within the meaning of Section 414(m) of the Code of which the

         Company is a member; and any other entity required to be aggregated with the Company pursuant to Section 414(o) of the Code.



             30) The term "Rollover Account" shall mean the Account of a

         Participant which reflects his interest in the Funds attributable to

         Rollover Contributions and which is established pursuant to the provisions of Sections 4.7 and 7.3.



             31)  The term "Rollover Contribution" shall mean the

         contributions of a Participant which meet the provisions of Section

         4.7. Rollover Contributions shall be deposited to the Rollover

         Account of such Participant in accordance with the provisions of

         Section 6.1.



             32) The term "Settlement Date" shall mean the date on which a

         Participant ceases to be a Participant pursuant to the provisions of

         Section 10.1.



             33)  The term "Suspense Fund" shall mean the
subfund for the OMG

         ESOP containing OMG Stock which was acquired by the Trustee with the proceeds of an Exempt Loan under the provisions of
Section 14.3 and

         which has not been released and allocated to the Accounts of

         Participants.



            34) The term "Tax Deferred Contributions" shall mean the cash or deferred arrangement portion of the Company
Contributions made by an

         Employer on behalf of a Participant in accordance with the provisions of Section 4.2 and a duly executed and filed Cash
Option election.

         Tax Deferred Contributions shall be deposited to the Cash Option

         Account of such Participant in accordance with the provisions of

         Section 6.1.



             35) The term "Thrift Account" shall mean the Account of a

         Participant which reflects his interest in the Funds attributable to

         Participant Contributions and which is established pursuant to the provisions of Sections 4.3 and 7.3.



             36) The term "Top Paid Group" shall mean the group of employees of the Company and its Related Corporation during a Plan Year which consists of the top 20 percent of the employees during such Plan Year when ranked on the basis of compensation (as defined in Section

         A.2(c) of Appendix A) paid during such Plan Year. The number of employees to be counted in the top 20 percent for the Plan Year shall be determined by multiplying the "net number" of employees by 20 percent. The "net number" of employees is the total number of employees in the Plan Year reduced by the aggregate number of employees in the following categories:



             (a) employees who have less than six months of Vesting Service;



             (b) employees who normally work less than 17-1/2 hours per week;



             (c) employees who normally work during not more than six months during any year;



             (d)  employees who have not attained age 21;



             (e)  employees who are included in a unit of
employees covered by

                  a collective bargaining agreement between a Related

                  Corporation and a union (except to the extent otherwise

                  provided in applicable regulations); and



             (f) employees who are non-resident aliens and who receive no earned income (within the meaning of Section
911(d)(2) of

                  the Code) from a Related Corporation which constitutes

                  income from sources within the United States
(within the

                  meaning of Section 861(a)(3) of the Code).



             37) The term "Transferred Contributions" shall mean the

         contributions transferred to the Plan on behalf of a Participant in accordance with the provisions of Section 4.8.
Transferred

         Contributions shall be deposited to the Rollover
Account of such

         Participant in accordance with the provisions of
Section 6.1.



             38)  The term "Trust" shall mean the trust
maintained in

         conjunction with the Plan and pursuant to a certain trust agreement entered into with the Trustee.



             39)  The term "Trustee" shall mean National City
Bank, or any

         successor trustee which at the time is designated, qualified, and acting hereunder.



             40) The term "Valuation Date" shall mean the last day of each calendar quarter or such other date as may be designated as a

         Valuation Date by the Company.



             41) The term "Years of Service" shall mean the years of service with which a Participant is credited in accordance with the provisions of Section 3.3 for the purpose of determining his interest in his Company Contributions Account pursuant to the provisions of

         Section 10.2.



         1.2 Pronouns. The masculine pronoun wherever used herein shall include the feminine in any case so requiring.

                                  ARTICLE II

                                HOURS OF SERVICE



         2.1 Crediting of Hours of Service. An Employee shall be credited with an Hour of Service under the Plan for:



             (a) each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer or a Related
Corporation;

         provided, however, that hours paid for at a premium rate shall be treated as straight-time hours; and provided further, that if a record of hours of employment is not available, the Employee shall be deemed to have worked 45 hours for each week of employment in which he performed an Hour of Service, regardless of whether the Employee has actually worked fewer hours;



             (b) each hour for which he is paid, or entitled to payment, by an Employer or a Related Corporation on account of a period of time during which no duties are performed (irrespective of whether he remains an Employee) due to vacation, holiday, illness, incapacity

         (including disability), lay-off, jury duty, military duty, or leave of absence, up to a maximum of eight hours per day and 40 hours per week; provided, however, that no more than 501 hours of service shall be credited to an Employee on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single Plan Year); provided further, that no hours of service shall be credited for payment which is made or due under a program maintained solely for the purpose of complying with applicable

         Workers' Compensation, unemployment compensation, or disability insurance laws; and provided further, that no hours of service shall be credited to an Employee for payment which is made or due solely as reimbursement for medical or medically-related expenses incurred by him;



             (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or a Related

         Corporation; provided, however, that the crediting of hours of service for back pay awarded, or agreed to, with respect to a period of employment or absence from employment described in any other paragraph of this Section 2.1 shall be subject to the limitations set forth therein and, if applicable, in Section 2.2; and



             (d)  each hour for which he would have been
scheduled to work for

         an Employer or a Related Corporation during the period of time that he is absent from work because of service with the armed forces of the United States, but only if he returns to work within the period during which he retains reemployment rights pursuant to federal law,

         up to a maximum of eight hours per day and 40 hours per week;

         provided, however, that Hours of Service credited under this paragraph (d), when added to hours of service credited under paragraph (b), if any, by reason of such absence, shall not exceed a total of 1,000 Hours of Service for any one Plan Year.



Notwithstanding anything to the contrary contained in this
Section 2.1, no

more than one Hour of Service shall be credited to an Employee for any one hour of his employment or absence from employment.



         2.2  Determination of Non-Duty Hours of Service.   In
the case of a

payment which is made or due from an Employer or a Related
Corporation on

account of a period during which an Employee performs no duties, and which results in the crediting of hours of service under paragraph (b) of Section

2.1, or in the case of an award or agreement for back pay, to the extent that such award or agreement is made with respect to a period described in such paragraph (b), the number of Hours of Service to be credited shall be determined as follows:



              (a) In the case of a payment made or due which is calculated on the basis of units of time, such as hours, days, weeks, or months,

         the number of Hours of Service to be credited shall be the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated.



              (b) In the case of a payment made or due which is not

         calculated on the basis of units of time, the number of Hours of

         Service to be credited shall be equal to the amount of the payment divided by the Employee's most recent hourly rate of compensation immediately prior to the period to which the payment related.



              (c)  Notwithstanding the provisions of paragraphs
(a) and (b),

         no Employee shall be credited on account of a period during which no duties are performed with a number of Hours of Service which is greater than the number of regularly scheduled working hours during such period.



              (d) If an Employee is without a regular work schedule, the number of "regularly scheduled working hours" shall mean the average number of hours worked by Employees in the same job classification during the period to which the payment relates, or if there are no other Employees in the same job classification, the average number of hours worked by the Employee during an equivalent, representative period.



For the purpose of crediting Hours of Service under paragraph
(b) of Section

2.1, a payment shall be deemed to be made by or due from the Employer (i)

regardless of whether such payment is made by or due from an Employer or a

Related Corporation directly, or indirectly through (among others) a trust fund or insurer to which the Employer contributes or pays premiums, and (ii)

regardless of whether contributions made or due to such trust fund, insurer,

or other entity are for the benefit of particular persons or are on behalf of a group of persons in the aggregate.



         2.3  Allocation of Hours of Service to Plan Years.
Hours of Service

credited under Section 2.1 shall be allocated to the appropriate
Plan Year in

the following manner:



             (a)  Hours of Service described in paragraph (a) of
Section 2.1

         shall be allocated to the Plan Year or Years in which the duties are performed.



             (b)  Hours of Service described in paragraph (b) of
Section 2.1

         shall be allocated as follows:



                  (i) Hours of Service credited to an Employee on account

                       of a payment which is calculated on the
basis of units

                       of time, such as hours, days, weeks, or
months, shall

                       be allocated to the Plan Year or Years in which the

                       period during which no duties are
performed occurs,

                       beginning with the first unit of time to which the

                       payment relates; and



                  (ii) Hours of Service credited to an Employee on account of a payment which is not calculated on the basis of units

                       of time shall be allocated to the Plan
Year in which

                       the period during which no duties are
performed occurs,

                       or if such period extends beyond a Plan
Year, such

                       Hours of Service shall be allocated
equally between the

                       first two such Plan Years.



             (c)  Hours of Service described in paragraph (c) of
Section 2.1

                  shall be allocated to the Plan Year or Years to which the

                  award or agreement for back pay pertains, rather than to

                  the Plan Year in which the award, agreement, or payment is made.



             (d)  Hours of Service described in paragraph (d) of
Section 2.1

                  shall be allocated to the Plan Year or Years during which

                  such absence occurred.

                                   ARTICLE III

                  EMPLOYEE PARTICIPATION AND VESTING SERVICE



         3.1  Participation.   Each Employee who is a
Participant on January

1, 1995, shall continue to be a Participant in the Plan. Each other Employee who does not waive participation in the Plan shall become a Participant as of the 31st day after he completes an Hour of Service.



         3.2 New Participants. Upon becoming a Participant hereunder, an

Employee shall be entitled to benefits under the Plan and shall be bound by all provisions of the Plan. Each such Employee may file with the Company a written election on a form and in a manner prescribed by the Company containing the following information:



             (a)  His authorization for his Employer to deduct
Participant

         Contributions from his Compensation pursuant to the provisions of

         Section 4.3; and



             (b) His election as to the investment of his Company

         Contributions, Tax Deferred Contributions, and
Participant

         Contributions pursuant to the provisions of Articles VI and VII.



         3.3 Years of Service. For the purposes of the Plan, Years of

Service shall be determined in accordance with the following provisions:



              (a) An Employee shall be credited with a Year of Service for each Plan Year in which he completes at least 1,000
Hours of Service.



              (b)	In the case of an Employee who has a Break in
Service:



                  (i)  if an Employee did not have a
nonforfeitable right to

              any portion of his Separate Account attributable to Company

              Contributions before his Break in Service commenced, Years of

              Service with an Employer or a Related Corporation prior to the

              Break in Service shall be disregarded for purposes hereof if the number of consecutive one year Breaks in Service is greater than five or is at least equal to the aggregate number of Years of

              Service with which the Employee had been credited prior to such

              Break in Service (such aggregate number of Years of Service shall not include any Years of Service not required to be taken into account due to previous Breaks in Service);
and



                 (ii) if an Employee's Years of Service are not excluded

              under (i) above or if the Employee had a nonforfeitable right to any portion of his Account attributable to Company
Contributions

              before his Break in Service commenced, his Years of Service before the Break in Service commenced shall be reinstated upon his again completing an Hour of Service as an Employee.



         3.4  Changes in Employment Status; Transfers of
Employment.   If a

Participant ceases to be an Employee but continues in the employment of an

Employer or a Related Corporation in some other capacity, he shall nevertheless continue his participation in the Plan as an inactive Participant until his participation is otherwise terminated in accordance with the provisions of the Plan; provided, however, that such Participant shall share in Company Contributions for any Plan Year of such participation only on the basis of his Compensation as an Eligible Employee during such Plan Year.

Moreover, if a person is transferred directly from employment
(a) with an

Employer in a capacity other than as an Employee, or (b) with a Related

Corporation to employment with an Employer as an Employee, his Hours of

Service with the Employer or such Related Corporation shall be included in determining his Years of Service under Section 3.3.



          3.5 Reemployment of a Participant. If a retired or former

Participant is reemployed by an Employer or a Related
Corporation after he

incurs a Settlement Date and if his Years of Service are reinstated pursuant to the provisions of Section 3.3, he shall again become a Participant on the date he is reemployed by an Employer; provided, however, that if he is not reemployed as an Employee, he shall again become a Participant on the first day thereafter on which he does become an Employee. If a former
Participant

who incurs a Settlement Date under Section 10.1 is thereafter reemployed as an

Employee and if his Years of Service are not reinstated pursuant to the provisions of Section 3.3, he shall become a Participant as of the first day of the calendar month after he meets the eligibility requirements set forth in

Section 3.1.

                                  ARTICLE IV

                                CONTRIBUTIONS





          4.1  Company Contributions.   The Employers may make a
Company

Contribution in cash or in kind, including OMG Stock, for each Plan Year which shall be an amount determined by the Board of Directors of each Employer, in its discretion, by written action specifying the amount and the

Plan Year for which it is being made. Subject to the provisions of Sections

5.6 and 15.7, such Company Contribution shall be deemed to be made as of the last day of the Plan Year for which it is made and shall be allocated pursuant to Section 4.6.



          4.2. Cash Option Election and Tax Deferred
Contributions. Except as

otherwise provided in Article V, a Participant who has a portion of a Company

Contribution allocated to him pursuant to clause (a) of Section
4.6, may elect

annually to receive 50 percent of such allocation in cash. Such election shall be known as the Cash Option Election and shall be made in such form, time and manner as specified by the Company. In the event a Participant does not make such election, the amount that could have been paid to him shall be referred to as Tax Deferred Contributions and credited to his Cash Option
Account.

Notwithstanding the foregoing, in no event shall the Tax Deferred

Contributions of a Participant under the Plan and all other elective deferrals made pursuant to Section 402(g) of the Code under all other qualified plans maintained by the Company and Related Corporations during a calendar year exceed $7,000 (or such higher dollar limit as shall be in effect for calendar year in accordance with the adjustment factor prescribed under Section

402(g)(5) and 415(d) of the Code).



          4.3  Participant Contributions.   Commencing with the
date as of

which an Eligible Employee becomes a Participant, such Participant may elect to make Participant Contributions by payroll deduction, or by direct payment in the form, time and manner specified by the Company, in an amount which does not exceed ten percent of his Compensation. Any payroll deduction with respect to Participant Contributions shall be made from a Participant's

Compensation by his Employer in accordance with the terms of a Compensation deduction authorization completed and filed in such form, time, and manner as specified by the Company.



         4.4  Changes in Participant Contributions.   Any
Participant may

elect to change the percentage of his Compensation which he contributes to the

Plan as Participant Contributions or suspend his Participant
Contributions.

Such election shall be made in such form, time, and manner as specified by the

Company and shall be subject to the limitations set forth in
Section 4.3.

Participant Contributions shall be made on behalf of such Participant by his

Employer, pursuant to the amended Compensation deduction authorization filed in accordance with the foregoing provisions of this Section 4.4, until otherwise altered or terminated in accordance with the Plan.



         4.5  Excess Tax Deferred Contributions.   In the event
a Participant

who had Tax Deferred Contributions made on his behalf for a taxable year files with the Company, within the time limit prescribed by the Company after the end of such year, a written statement that he has elective deferrals within the meaning of Section 402(g) of the Code for the taxable year in excess of the dollar limitation on elective deferrals in effect for such taxable year,

and specifying the amount of such excess the Participant claims as allocable to this Plan, the amount of such excess, adjusted for income or loss attributable to such excess elective deferrals, shall be distributed to the

Participant by April 15 of the year following the year of the excess elective deferral.



         4.6  Allocation of Company Contributions.  Any Company
Contribution

made by an Employer pursuant to Section 4.1 shall be allocated among

Participants of such Employer who are Participants as of the last day of the

Plan Year for which such Company Contribution is contributed and who have completed at least 1,000 Hours of Service during such Plan Year and to all

Participants who terminated employment at or after attainment of age 65,

became permanently and totally disabled, or died during such Plan Year. Such allocation shall be (a) made in the ratio which the Compensation of each such

Participant for such Plan Year bears to the aggregate
Compensation of all such

designated Participants of such Employer for such preceding Plan
Year, minus

(b) the amount, if any, that the Participant elected to receive in cash pursuant to the Cash Option Election under Section 4.2.



        4.7 Rollover Contributions. In accordance with procedures

established by the Company, a participant who has rollover contributions described in Section 402(a)(5), Section 403(a)(4), Section
403(b)(8), or

Section 408(d)(3)(A) of the Code, may elect to make a Rollover
Contribution to

the Plan by delivering, or causing to be delivered, to the Trustee the assets in cash which constitute such Rollover Contribution at such time or times and in such manner as shall be specified by the Company. Upon receipt by the

Trustee, such assets shall be deposited in the Fund or Funds selected by the

Participant in accordance with an investment election filed with the Company by such Participant. Such election shall specify a combination in five percent increments which, in the aggregate, equals 100 percent.
The

investment option so selected by a Participant shall remain in effect until he elects to change such election in accordance with Section 6.4 or receives distribution of his Accounts pursuant to Section 10.4. As of the date of receipt of such property by the Trustee, a Rollover Account shall be established in the name of the Participant who has made a Rollover

Contribution as provided in this Section 4.7 and shall be credited with such assets on such date. A Rollover Contribution by a Participant pursuant

to this Section	4.7 shall not be deemed to be a contribution of
such

Participant for any purpose of the Plan and shall be fully vested in the Employee at all times.



        4.8  Transferred Contributions.   In accordance with
procedures

established by the Company, any Participant who was previously a participant in a plan qualified under Section 401 of the Code (any such plan being hereinafter referred to as a transferor plan) may request the Company to arrange for the transfer to the Trustee of Transferred
Contributions, which

are funds held by the funding agent of such transferor plan representing the

Participant's vested account balance thereunder; provided, however, that such transfer shall be made in such manner and at such time as shall be specified by the Company; and provided further, that no such transfer shall be permitted from a transferor plan on behalf of a Participant who was at any time a five percent owner of the employer maintaining such transferor plan or from a transferor plan which is subject to the joint and survivor annuity requirements under Section 401(a)(11) of the Code; and provided further, that any Transferred Contributions which were subject to restrictions on withdrawal pursuant to Section 401(k) of the Code under the transferor plan shall continue to be subject to such restrictions upon transfer to the Trustee. The

Trustee shall deposit all Transferred Contributions received by it in the

Trust, and shall credit the respective Rollover Account of the Participant on whose behalf such funds were transferred in accordance with the provisions of

Section 4.7 applicable to Rollover Contributions. The portion of the Rollover

Account of a Participant attributable to Transferred
Contributions shall be

fully vested in the Participant at all times.



         4.9  Delivery of Contributions.   Each Employer shall
cause to be

delivered to the Trustee all Company Contributions, Tax Deferred

Contributions, Participant Contributions, Rollover
Contributions, and

Transferred Contributions made in accordance with the provisions of this

Article IV as soon as reasonably practicable; provided, however, that Company

Contributions and Tax Deferred Contributions for any Plan Year shall be paid to the Trustee within the period of time established by the Code in order that such contributions shall be deductible by the Employers in computing federal income taxes for such Plan Year. 4.10 Crediting of Contributions. Subject to the provisions of Appendix A, the Accounts of each Participant shall be credited with his Tax Deferred Contributions, Company
Contributions,

Participant Contributions, Rollover Contributions and Transferred

Contributions for such Plan Year allocated to him under this
Article IV.

                                 ARTICLE V

                         LIMITATION ON CONTRIBUTIONS



         5.1  Limitation on Tax Deferred Contributions and
Participant

Contributions. Notwithstanding any other provision of the Plan to the contrary, the Company shall take such action as it deems appropriate to limit the amount of Tax Deferred Contributions and Participant
Contributions under

the Plan made on behalf of each Highly Compensated Employee for each Plan Year to the extent necessary to insure that the actual deferral percentage requirement and average contribution percentage requirement under Sections

401(k) and 401(m) of the Code, respectively, are not exceeded.
The

limitations set forth in this Article V shall be interpreted, applied, and to the extent necessary, deemed modified without formal amendment thereto so as to satisfy solely the minimum requirements of Sections 401(k) and 401(m) of the Code.



         5.2 Contribution Limitation Definitions. For purposes of this

Article V, the following terms are defined as follows:



              (a) The term "ACP Test" shall mean the test set forth in

                   Section 401(m)(2)(A) of the Code which limits the ACP of

                   the HCE Group.



              (b) The term "ADP Test" shall mean the test set forth in

                   Section 401(k)(3) of the Code which limits the ADP of the

                   HCE Group.



              (c)  The term "Average Contribution Percentage" or
"ACP" shall

                   mean the Average Percentage calculated for the HCE Group

                   and the NHCE Group using the Contributions allocated to the

                   Participant as of a date within the Plan Year.



              (d)  The term "Average Deferral Percentage" or
"ADP" shall mean

                   the Average Percentage calculated for the HCE
Group and the

                   NHCE Group using Deferrals allocated to the Participant as of a date within the Plan Year.



              (e) The term "Average Percentage" shall mean the average of the calculated percentages for each Participant within the

                   specified group. The calculated percentage refers to either the Deferrals or Contributions made on the Participant's

                   behalf for the Plan Year divided by his or her Compensation for such year.



              (f)  The term "Contributions" shall mean
Participant

                   Contributions. In addition, Contributions may include Tax

                   Deferred Contributions, but only to the
extent that (1)

                   they are not utilized for purposes of the ADP
Test, and (2)

                   they are necessary to meet the ACP Test.



              (g) The term "Contribution Dollar Limit" shall mean the annual limit placed on each Participant's Tax
Deferred

                   Contributions, which shall be $7,000 per calendar year (as indexed for cost of living adjustments,
pursuant to

                   Sections 402(g)(5) and 415(d) of the Code.



              (h)  The term "Deferrals" shall mean Tax Deferred
Contributions

                   but shall exclude, Tax Deferred Contributions made on

                   behalf of an NHCE in excess of the
Contribution Dollar

                   Limit.



              (i)  The term "HCE" shall mean a Highly
Compensated Employee.



              (j) The term "NHCE" shall mean a Participant who is not a

                   Highly Compensated Employee.



              (k)  The term "Family Member" shall mean a
Participant who is at

                   any time during the determination year, a spouse, lineal

                   ascendant or descendant of (1) an active or former

                   Participant who at any time during the
determination year

                   is a 5% Owner (within the meaning of the Code
Section

                   414(q)(3)), or (2) an HCE who is among the ten Employees

                   with the highest Compensation for such year.



              (l) The term "HCE Group" and "NHCE Group" shall mean, with respect to the Company and its Related
Corporations, the

                   respective group of HCEs and NHCEs who are eligible to have amounts contributed to the Plan on their behalf for the

                   Plan Year, including Employees who would be eligible but

                   for their election not to participate or to contribute, but subject to the following:



                        (1)  If the Related Plans are subject to
the ADP or

                             the ACP Test, and are considered as
one plan for

                             purposes of Sections 401(a)(4) or
410(b) of the

                             Code, all such plans shall be
aggregated and

                             treated as one plan for purposes of
meeting the

                             ADP Test and the ACP Test, provided
that plans

                             may only be aggregated if they have
the same Plan

                             Year.



                        (2)  If a HCE has any Family Members,
the Deferrals,

                             Contributions and Compensation of
such HCE and

                             his or her Family Members shall be
combined and

                             treated as those of a single HCE.
In addition,

                             such amounts for all other Family
Members shall

                             be removed from the NHCE Group
Average Percentage

                             calculation and be combined with
the Average

                             Percentage calculation of the HCE
Group if the

                             calculated percentages used in
calculating the

                             ADP and ACP for the HCE Group would
increase, or

                             not be used in the ADP Test or the
ACP Test.



                        (3)  If a HCE is covered by more than
one cash or

                             deferred arrangement under the
Related Plans, all

                             such plans (other than plans that
are not

                             required to be aggregated under
Treas. Reg.

                             Section 1.401(k) 1(g)(1)(ii)(B))
shall be

                             aggregated and treated as one plan
for purposes

                             of calculating the separate
percentage for such

                             HCE which is used in the
determination of the

                             Average Percentage.



              (m) The term "Related Plan" shall mean (a) with respect to

                     Section 415 of the Code, any other defined contribution

                     plan or a defined benefit plan (as defined in Section

                     415(k) of the Code) maintained by a Related
Corporation,

                     and (b) with respect to Section 401(k) and 401(m) of the

                     Code, any plan or plans maintained by a
Related

                     Corporation which is treated with the Plan as a single

                     plan for purposes of Section 401(a)(4) or 410(b) of the

                     Code (other than Section 410(b)(2)(A)).



         5.3  Adjustment of ADP and ACP Tests.   If the ADP or
ACP Tests under

Section 401(k) and Section 401(m) of the Code, respectively, are not met, the

Company shall determine a maximum percentage to be used in place of the calculated percentage for each HCE that would reduce the ADP and/or ACP of the HCE Group by a sufficient amount to meet the ADP and ACP
Tests.  For any

HCE Group who has a Family Member, the reduction amount shall be prorated among Family Members as provided in Sections 401(k) and (m) of the Code.



              (1)  ADP Correction.  Deferrals shall be refunded
(including

                   amounts previously refunded because they exceeded the

                   Contribution Dollar Limit) to the Participant by the end of

                   the next Plan Year in an amount equal to the actual

                   Deferral minus the product of the maximum percentage for

                   that HCE and the HCE's Compensation. If Tax
Deferred

                   Contributions are distributed more than 2-1/2 months after the end of the Plan Year, an excise tax equal to ten

                   percent of such excess Tax Deferred
Contributions will be

                   imposed on the Company.  Excess Tax Deferred
Contributions

                   shall be treated as Annual Additions for purposes of

                   Appendix A.



              (2) ACP Correction. Contribution amounts in excess of the

                   maximum percentage of an HCE's Compensation shall, by the

                   end of the next Plan Year, be refunded to the Participant.



              (3) Investment Fund Sources. Once the amount of excess

                   Deferrals and/or Contributions is determined by type of

                   Contribution, amounts shall then be taken by type of

                   investment in direct proportion to the market value of the

                   Participant's interest in each Fund as of the Valuation

                   Date as of which the correction is processed.



              (4) Family Member Correction. To the extent any reduction is necessary with respect to an HCE and his or her Family

                   Members that have been combined and treated for testing

                   purposes as a single Employee, the excess
Contributions

                   from the ADP Test and/or ACP Test shall be prorated among

                   each such Participant in direct proportion to his or her

                   Deferrals or Contributions included in each test.



The Company shall determine the maximum percentage for each HCE whose calculated percentage is the highest at any one time by reducing his calculated percentage in the following manner until the ADP Test and/or the

ACP Test are satisfied:



               (a) The calculated percentage for each HCE under a Related Plan shall be reduced to the extent permitted under such Related

                   Plan.



               (b) If more reduction is needed, the calculated percentage of each HCE whose calculated percentage is the greatest shall be reduced by 1/100th of one percentage point.



              (c) If more reduction is needed, the calculated percentage of each HCE whose calculated percentage is the greatest

                   (including the calculated percentage of any HCE whose

                   calculated percentage was adjusted under subparagraph (b)

                   above shall be reduced by 1/100th of one percentage point.



              (d) If more reduction is needed, the procedures of subparagraph

                   (c) shall be repeated.



          5.4 Multiple Use Test. If the sum of the ADP and ACP for the HCE

Group exceeds the aggregate limit under Treas. Reg. Section
1.401(m)-2(b)(3)

and the ADP for the HCE Group is more than 125 percent of the ADP for the NHCE

Group and the ACP for the HCE Group is more than 125 percent of the ACP of the

NHCE Group, the ADP and ACP for the HCE Group must also comply with the requirements of Section 401(m)(9) of the Code, which require that the sum of these two percentages (as determined after any corrections needed to meet the

ADP Test or ACP Test have been made) must not exceed the greater of:



               (a)  the sum of



                    (1)  the larger of the ADP or ACP for the
NHCE Group times

                         1.25; and



                    (2)  the smaller of the ADP or ACP for the
NHCE Group,

                         times two if the NHCE Average
Percentage is less than

                         two percent, or plus two percent if it
is two percent

                         or more; or



               (b)  the sum of



                     (1)  the lesser of the ADP or ACP for the
NHCE Group

                          times 1.25; and



                     (2)  the greater of the ADP or ACP for the
NHCE Group,

                          times two if the NHCE Average
Percentage is less

                          than two percent, or plus two percent
if it is two

                          percent or more.



If the multiple use limit is exceeded, the Company shall determine a maximum percentage to be used in place of the calculated percentage for each HCE that would reduce either or both the ADP or ACP for the HCE Group by a sufficient amount to meet the multiple use limit. Any excess shall be treated in the same manner that excess Contributions are treated.



         5.5 Adjustment for Investment Gain or Loss. The net investment gain or loss associated with the excess Deferral or Contribution amount shall be distributed or forfeited in the same manner as the excess amount. Such gain or loss is calculated as follows:



         E x ( G / (AB-G)) x (1 + (10% x M))



         where:



         E = the total excess Deferrals or Contributions,



         G = the net gain or loss for the Plan Year from all of a HCE's affected Accounts,



         AB =the total value of a HCE's affected Accounts, determined as of the end of the Plan Year being corrected,



         M = the number of full months from the Plan Year end to the date excess amounts are paid, plus one for the month during which payment is to be made if payment will occur after the 15th day of the month.



         5.6  Limitations on Company Contributions and Tax
Deferred

Contributions.  The sum of Company Contributions and Tax Deferred

Contributions for any Plan Year in no event shall exceed (i) the maximum amount which will constitute an allowable deduction for such year to the

Employers under Section 404 of the Code, (ii) the maximum amount which may be contributed by the Employers under Section 415 of the Code, or
(iii) the

maximum amount which may be contributed pursuant to any regulation, ruling, or order issued pursuant to law.

                                   ARTICLE VI

                    DEPOSIT AND INVESTMENT OF CONTRIBUTIONS



         6.1  Deposit of Contributions.  All Company
Contributions credited

and allocated to a Participant shall be deposited by the Trustee in the

Company Contribution Account of the Participant.  All Tax
Deferred

Contributions of a Participant shall be deposited in the Cash
Option Account

of the Participant. All Participant Contributions of a Participant shall be deposited in the Thrift Account of the Participant.  All Rollover

Contributions, and Transferred Contributions of a Participant shall be deposited in the Rollover Account of the Participant. Moreover, such contributions shall be invested by the Trustee among the Funds pursuant to the provisions of this Article VI and Section 7.1.



         6.2  Investment Change of Future Contributions.  Each
Participant may

elect to change the manner in which contributions allocated to his Thrift

Account as well as contributions allocated to his Company
Contribution Account

and Cash Option Account are to be invested. Any such change in the investment elections of a Participant with respect to his Company
Contributions and Tax

Deferred Contributions, shall specify a combination, in five percent increments, with respect to his combined Company Contribution and Cash Option

Accounts among the Funds, which, in the aggregate equals 100 percent. Any such change in the investment election of a Participant with respect to his

Participant Contributions shall specify a combination, in five percent increments, with respect to the investment of his Thrift Account among the

Funds which, in the aggregate, equals 100 percent. Such elections shall be made in the manner specified by the Company and be subject to any procedures regarding the Funds that the Company may adopt. The investment options so elected by a Participant shall remain in effect until he files another election change with respect to future contributions in accordance with the provisions of the Plan. Any such election which directs a change in an investment election heretofore in effect shall become effective as of the first day of a calendar year quarter and shall be in writing, filed with the

Company in the form, time and manner specified by the Company.
Amounts

credited to the Accounts of such Participant as of any date prior to the date on which such change is to become effective shall not be affected by any such change.



         6.3  Election to Transfer Invested Past Contributions.
Subject to

any procedures adopted by the Company, a Participant (i) may elect to have the balance of his Thrift Account transferred from the Fund or Funds in which it is invested to one or more of the other Funds, in five percent increments which in the aggregate equal 100 percent, and (ii) may elect to have the balance of his Company Contributions and Cash Option Accounts transferred from the Fund or Funds in which it is invested to one or more of the other Funds,

in five percent increments which in the aggregate equal 100 percent. Any such election shall be effective only as of the first day of a calendar year quarter and shall be made in writing delivered to the Company in such form,

time, and manner as the Company shall prescribe and shall be subject to any procedures regarding the Funds that the Company may adopt. Upon receipt of such election, the Company shall cause the Trustee to transfer such amount as of the effective date of the election of the Participant from the Fund or

Funds in which it is invested to the Fund or Funds elected and designated by the Participant.



         6.4 Election to Transfer Rollover Contributions and
Transferred

Contributions. Subject to any procedures adopted by the Company, a

Participant may elect to have the balance of his Rollover
Account transferred

from the Fund or Funds in which it is invested and invested in one or more of the other Funds in five percent increments, which, in the aggregate, equal 100 percent. Any such election shall be effective only as of the first day of a calendar year quarter and shall be made in writing delivered to the Company in such form, time, and manner as the Company shall prescribe.
Upon receipt of

such election, the Company shall cause the Trustee to transfer such amount as of the effective date of the election by the Participant, from the Fund or

Funds in which it is invested to the Fund or Funds elected and designated by the Participant.

                                  ARTICLE VII

           MAINTENANCE OF FUNDS AND INVESTMENT OF CONTRIBUTIONS



         7.1  Establishment and Maintenance of Funds.   The
Company shall

cause at least three Funds to be established and maintained at all times.

With the exception of the OMG Stock Fund, each such Fund will be diversified and have different risk and return characteristics from the other Funds. The

OMG Stock Fund and any Fund which invests in investments with restrictions regarding Funds to which investment transfers may be made or to which a minimum investment period is applicable shall not be considered as one of such requisite three Funds.



         7.2 Income on Funds. Unless specifically provided otherwise, any dividends, interest, distributions, or other income received in respect of a

Fund shall be reinvested in the Fund with respect to which such income was received by it.



         7.3  Accounts and Subaccounts.  Accounts and
subaccounts shall be

established in the name of each Participant. Such Accounts and subaccounts shall be dependent upon the Funds in which contributions are invested on his behalf under the Plan and upon the type of contributions so invested on his behalf, and shall be maintained and administered for each Participant in accordance with the provisions of the Plan.



         7.4  Investment Elections.   Each Participant, upon
becoming a

Participant under the Plan in accordance with the provisions of
Section 3.1,

shall make an investment election directing the manner in which his Company

Contributions, Tax Deferred Contributions and Participant
Contributions, shall

be invested in the Funds. The investment election of a Participant shall specify a combination, in five percent increments, which in the aggregate equals 100 percent, indicating in which Funds his Company
Contributions and

Tax Deferred Contributions shall be invested and a combination, in five percent increments, which in aggregate equals 100 percent, indicating in which

Funds his Participant Contributions shall be invested. The investment option so elected by a Participant shall remain in effect until he changes his investment election pursuant to Section 6.3 or receives distribution of his

Account pursuant to Section 10.4. As of the first day of a calendar year quarter, a Participant may change his investment election with respect to future contributions and/or past contributions by filing the appropriate form with the Company in the form, manner, and time prescribed by the Company.



         7.5  Investment Responsibility.   The Plan is intended
to constitute

a plan described in Section 404(c) of ERISA and DOL Regs.
Section 2550.404c-1

and insofar as the Plan complies with said Section 404(c), Plan fiduciaries shall be relieved of liability for any losses which are the direct result of investment instructions given by Participants and Beneficiaries.

Notwithstanding the foregoing, to the extent that Section 404(c) of ERISA is not applicable, Participants shall be named fiduciaries with respect to the investment of their Separate Accounts.



         7.6 Voting of OMG Stock. Each Participant who has shares of OMG

Stock allocated to his Accounts shall be a named fiduciary with respect to the voting of such OMG Stock and shall have the following powers and responsibilities:



              (a) Prior to each annual or special meeting of the shareholders of the Company, the Company shall cause to be sent to each

         Participant, and Beneficiary who has OMG Stock allocated to his

         Accounts under the OMG Stock Fund or credited to him under the Plan a copy of the proxy solicitation material therefor, together with a form requesting confidential voting instructions, with respect to the voting of such OMG Stock as well as the voting of OMG
Stock for which

         the Trustee does not receive instructions. Each such Participant and

         Beneficiary shall instruct the Trustee to vote the number of such uninstructed shares of OMG Stock equal to the proportion that the number of the shares of OMG Stock allocated to his Accounts bears to the total number of shares of OMG Stock in the OMG
Stock Fund for

         which instructions are received.  Upon receipt of such a

         Participant's or Beneficiary's instructions, the
Trustee shall then

         vote in person, or by proxy, such OMG Stock as so instructed.



              (b)  The Company shall cause the Trustee to
furnish to each

         Participant and Beneficiary who has OMG Stock credited to his

         Accounts under the OMG Stock Fund or credited to him under the Plan notice of any tender or exchange offer for, or a request or invitation for tenders or exchanges of, OMG Stock made to the

         Trustee. The Trustee shall request from each such Participant and

         Beneficiary instructions as to the tendering or exchanging of OMG

         Stock allocated to his Accounts or credited to him as well as the tendering or exchanging of OMG Stock for which the Trustee does not receive instructions. Each such Participant, and Beneficiary shall instruct the Trustee with respect to the tendering or exchanging of the number of such uninstructed shares of OMG Stock equal to the proportion that the number of the shares of OMG Stock allocated to his Accounts bears to the total number of shares of OMG
Stock in the

         OMG Stock Fund for which instructions are received. The
Trustee shall

         provide such Participants and Beneficiaries with a reasonable period of time in which they may consider any such tender or exchange offer for, or request or invitation for tenders or exchanges of, OMG Stock made to the Trustee. Within the time specified by the Trustee, the

         Trustee shall tender or exchange such OMG Stock as to which the

         Trustee has received instructions to tender or exchange from

         Participants and Beneficiaries.



             (c) Instructions received from Participants and Beneficiaries by the Trustee regarding the voting, tendering, or exchanging of OMG

         Stock shall be held in strictest confidence and shall not be divulged to any other person, including officers or employees of the Company,

         except as otherwise required by law, regulation or lawful process.



         7.7  Account Balances.   For all purposes of the Plan,
the balance of

each Account and subaccount of a Participant as of any date shall be the balance of each such Account and subaccount after all credits and charges thereto, for and as of such date, have been made as provided in the Plan.

                                ARTICLE VIII

                                 VALUATIONS



          8.1  Valuation of Participant's Interest.   As of each
Valuation

Date hereunder, the Company shall adjust each Account of each Participant to reflect any increase or decrease in net worth of the Funds hereunder since the immediately preceding Valuation Date, based on the valuation of each Fund by the Trustee and determined in the following manner:



               (a) The Trustee shall value all of the assets of each of the

          Funds at fair market value.



               (b) The Trustee shall then, on the basis of such valuation,

          and after making appropriate adjustments for the amount of all contributions made with respect to the quarter in which such

          Valuation Date occurs, for any distributions and withdrawals to or from the respective Funds since the immediately preceding Valuation

          Date and prior to such date and for any transfers from or to the respective Funds since the immediately preceding
Valuation Date and

          prior to such date, ascertain the net increase or decrease in net worth of the respective Funds which is attributable to net earnings and all profits and losses, realized and unrealized, since the immediately preceding Valuation Date.



               (c)  The Trustee shall then allocate the net
increase or

          decrease in the net worth of the respective Funds as thus determined among all Participants, inactive Participants, and Beneficiaries who have an interest in the respective Funds, separately with respect to each of such Funds, in the ratio that the balance of each subaccount maintained under such Fund on the day immediately preceding such

          Valuation Date bears to the aggregate of the balances of all such accounts on the day immediately preceding such Valuation Date, and shall credit or charge, as the case may be, each such subaccount with the amount of its allocated share.



               (d)  The Trustee shall then credit to the
appropriate Accounts

          and subaccounts of each Participant with his Participant

          Contributions, Rollover Contributions, and Transferred
Contributions

          for the Plan Year quarter in which such Valuation Date occurs.



               (e) Then, if the Valuation Date is the last day of the Plan

          Year, the Trustee shall then credit to the appropriate
Accounts and

          subaccounts of each Participant, his portion of the Company

          Contributions, Tax Deferred Contributions and forfeitures for the

          Plan Year, which are allocated to such Participant as of such

          Valuation Date pursuant to such Sections 4.6 and 10.8.



          8.2 Finality of Trustee's Determination. The Trustee shall have exclusive responsibility for determining the value of the assets of the Funds hereunder. The determination thereof by the Trustee shall be conclusive upon the Employers, the Company, and all Participants and Beneficiaries hereunder.



          8.3 Notification. At least annually the Company shall notify each

Participant of the balance of his Accounts as of the last day of such Plan

Year.

                                 ARTICLE IX

                                   LOANS



          9.1 Application and Approval of Loans. Upon the written

application of a Participant in such form as the Company may specify, the

Company may direct the Trustee to make a loan to such Participant. The application and the resulting loan must meet the terms and conditions set forth in Section 9.2 as well as any procedures, specifications or requirements established by the Company.



          9.2  Terms and Conditions of a Loan.   Any loan made
on or after

January 1, 1995, to a Participant pursuant to the provisions of this Article

IX, must comply with the following terms and conditions:



               (a) The interest rate shall be reasonable and determined in accordance with the provisions of 29 CFR Section
2550.408b-1.



               (b)  The term shall be no greater than five years.



               (c)  The principal of any loan shall be at least
$1,000.00.



               (d) A loan shall not be made that exceeds the lesser of $50,000

          (reduced by the amount, if any, of his highest outstanding loan balance in the immediately preceding 12 months) or 50 percent of the vested balance of the Participant's Accounts determined as of the Valuation Date coincident with or immediately preceding the date the loan application is received by the Company, reduced by any distributions or withdrawals from such Accounts occurring since such

          Valuation Date.



               (e)  A loan shall be made from a Participant's
Accounts

          attributable to Tax Deferred Contributions, Participant

          Contributions, Rollover Contributions, Transferred
Contributions,

          and Company Contributions in the manner specified by the Company.



               (f) The entire unpaid principal and interest may be declared due and payable in full, at the option of the Company, if the

          Participant is in default for more than 30 days under any of the terms of the loan.



               (g) Such other terms and conditions, including assessment of costs, as the Company may prescribe and that are not inconsistent with the terms of the Plan.



               (h)  Loans shall be made available to all
Participants on a

          reasonably equivalent basis.



               (i)  Loans shall not be made available to Highly
Compensated

          Employees in an amount greater than the amount made available to other Employees.



               (j) In the event of default, foreclosure on the note and

          attachment of security shall not occur until a distributable event occurs in the Plan.



               (k) Loans shall be repaid not less frequently than

          quarterannually. Loans made prior to January 1, 1995 shall be made in accordance with the terms of the Plan in effect at such time.



          9.3 Repayment of Loan. Any loan made on or after January 1, 1995,

shall be repaid, with interest, in accordance with its terms.
The Trustee

shall credit each payment of principal and interest to the Accounts of the

Participant and allocate such repayment among the Accounts from which the loan was made and in accordance with the Participant's most recently filed investment election. Any loan made prior to January 1, 1995, shall be repaid,

with interest in accordance with the terms of the Plan in effect at such time.

                                    ARTICLE X

                 TERMINATION OF PARTICIPATION AND DISTRIBUTION



         10.1 Termination of Participation.   Each Participant
shall cease to

be an active Participant hereunder upon his Settlement Date which shall be the first of the dates to occur hereinafter set forth:



              (a) the date such Participant's employment with an Employer or a Related Corporation is terminated due to normal retirement at or after attainment of age 65 which is normal retirement age under the

         Plan;



              (b) the date such Participant's employment with an Employer or a Related Corporation is terminated because of physical or mental disability preventing his continuing in the service of such Employer or Related Corporation, as determined by the Company upon the basis of a written certificate of a physician selected by it;



              (c) the date such Participant's employment with an Employer or a Related Corporation is terminated because of the death of such

         Participant; or



              (d) the date such Participant's employment with an Employer or a Related Corporation is terminated under any other circumstances.



Notwithstanding any other provision of the Plan to the contrary, a participant's right to receive distribution of the balance of each of his

Accounts as of his Settlement Date, in accordance with the provisions of this

Article X, shall be fully vested and nonforfeitable upon attainment of age 65.



         10.2 Vesting. A Participant whose employment terminates in accordance with paragraph (a), (b) or (c) of Section 10.1 shall be fully vested in the balance of each of his Accounts. A Participant whose employment terminates in accordance with paragraph (d) of Section 10.1 prior to attainment of age 65 shall be 100% vested in the balance of his Cash Option

Account, Thrift Account and Rollover Account and shall be vested in the balance of his Company Contribution Account in accordance with the schedule applicable to him set forth below:



                Years of Service          Vested Percentage

         ----------------------    -----------------



         Less than one                    0%

         One but less than two           10%

         Two but less than three         20%

         Three but less than four        30%

         Four but less than five         40%

         Five or more                   100%



Any unvested portion of such Accounts shall be governed by the provisions of

Section 10.8. Notwithstanding any other provision of the Plan to the contrary,

the portion of the Company Contribution for the 1995 Plan Year which is allocated to the Company Contribution Account of each Participant who is not a

Highly Compensated Employee and which is equal to .5% of such Participant's

Compensation shall be 100% vested in such Participant.



          10.3 Election of Former Vesting Schedule.   In the
event the Company

adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant's nonforfeitable interest in his Account attributable to Company Contributions, any Participant with three or more

Years of Service shall have a right to have his nonforfeitable interest in such accounts continue to be determined under the vesting
schedule in effect

prior to such amendment rather than under the new vesting schedule, unless the nonforfeitable interest of such Participant in such accounts under the Plan,

as amended, at any time is not less than such interest determined without regard to such amendment. A Participant shall exercise such right by giving written notice of his exercise thereof to the Company within 60 days after the latest of (i) the date he received notice of such amendment from the Company,

(ii) the effective date of the amendment, or (iii) the date the amendment is adopted.  Notwithstanding the foregoing provisions of this
Section 10.3, the

vested interest of each Participant on the effective date of such amendment shall not be less than his vested interest under the Plan as in effect immediately prior to the effective date thereof.



          10.4 Distribution. Except as otherwise set forth below with respect to certain Accounts, the Company shall direct the Trustee to make distribution to or for the benefit of a Participant, who incurs a Settlement
Date pursuant

to the provisions of Section 10.1, from his interest under the Plan which, on any date, shall be equal to the balance of his Accounts as of such date. Such distribution shall be made in a single lump-sum payment or installments payment payable to such Participant at such time and manner as set forth in procedures adopted by the Company. Subject to the provisions of Section

10.12, distribution hereunder shall be made or commenced as soon as reasonably practicable after such Participant's Settlement Date, but unless otherwise elected by the Participant, in no event later than 60 days after the latest of the close of the Plan Year in which:



               (i)  such Participant attains age 65,



               (ii) the tenth anniversary of the ear in which such

                    Participant commenced participation in the
Plan occurs, or



               (iii)such Participant incurs a Settlement Date.



In the event such Participant fails to consent to a distribution, such failure shall be deemed to be an election to defer the payment of any benefits sufficient to satisfy this Section 10.4 and payment of his benefit shall not occur until the earlier of the receipt of his application for distribution or his Mandatory Distribution Date. Notwithstanding the foregoing, if at the time benefits are distributable under the preceding sentence, the balance credited to a Participant's Accounts exceed $3,500, benefits shall be paid only if the

Participant consents in writing to such distribution not more than 90 days before commencement of distribution.



         10.5 Form of Distribution.   All distributions under
the provisions

of this Article X made to a Participant or to a Beneficiary shall be made in cash unless the Participant or Beneficiary elects to receive any interest of his Accounts invested in the OMG Stock Fund in OMG Stock.



         10.6 Restriction on Alienation. Except as provided in Sections

401(a)(13)(B) and 414 (p) of the Code relating to qualified domestic relations orders, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity),

encumbrance, garnishment, levy, execution, or other legal or equitable process. No person shall have power in any manner to anticipate, transfer,

assign (either at law or in equity), alienate, or subject to attachment,

garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.



         10.7 Reemployment of Former Participant.   If a former
Participant is

reemployed by an Employer, he shall be treated as a new Employee for all purposes of the Plan, subject to the provisions hereof relating to the reinstatement of Years of Service.



         10.8 Disposition of Forfeited Balances. Whenever a distribution is made with respect to a former Participant of his vested interest in his

Company Contribution Account in accordance with the provisions of Sections

10.2 and 10.5, that portion of the balance of his Company
Contribution Account

which is not distributed to him shall be governed by the following provisions.



              (a)  The unvested portion of such a Participant's
Company

                   Contribution Account shall be forfeited at the earlier of

                   the following:



                   (i)  the date on which the Participant's
entire vested

                        interest in his Accounts is distributed
in a single

                        sum or is considered distributed under
paragraph (c)

                        below; or



                   (ii) the end of the fifth consecutive Break in Service.



              (b) Forfeitures shall be allocated as of the last day of the

                   Plan Year in which the forfeiture occurs to the Company

                   Contribution Accounts of Participants who were Participants on the last day of the prior Plan Year and who are eligible to receive an allocation of Company
Contributions for such

                   Plan Year. Such allocation shall be made in the same

                   proportion as each such Participant's
Compensation for such

                   Plan Year bears to the aggregate Compensation of all such

                   Participants for such Plan Year.



              (c) A zero invested balance of a Participant shall be treated as though it were distributed immediately when employment

                   terminates.



              (d) If a Participant is reemployed prior to five consecutive

                   Breaks in Service but after a forfeiture under paragraph

                   (a) above because of an imputed or full
distribution, the

                   forfeited amount, unadjusted for interim gains or losses,

                   shall be subject to restoration under
paragraphs (f) and

                   (g).  No restoration shall occur, if
reemployment occurs

                   after five consecutive Breaks in Service or repayment does not occur under paragraph (g).



              (e) If a Participant who is not 100% vested in his Company

                   Contribution Account, receives a distribution of the vested portion of his Company Contribution Account prior to

                   incurring five consecutive Breaks in Service with the

                   exception of distributions under paragraph
(a)(i) or (c)

                   above, the vested portion of his Company
Contribution

                   Account at any time prior to five consecutive
Breaks in

                   Service shall not be less than an amount (X) determined in the following manner: X = P(AB + D) D. For purposes

                   hereof, P is the vested percentage at the relevant time; AB is the balance of the Company Contribution
Account at the

                   relevant time; and D is the amount of
distributions.



              (f)  An amount subject to restoration under
paragraph (d) shall

                   be credited to the Participant's Company
Contribution

                   Account upon reemployment and shall be made from the assets of a special contribution of the Company which shall not

                   constitute an "annual addition" within the meaning of

                   Section 415 of the Code.



            (g) A reemployed Participant who is rehired under the

                   conditions set forth in paragraph (d) may repay the full

                   amount previously distributed from his
partially vested

                   Company Contribution Account as follows:



                   (1)  Repayment shall be made in a single sum.



                   (2)  Repayment may only be made while the
Participant

                        remains employed and may not be made
later than five

                        years after reemployment.



                   (3)  Repayment cannot be made in whole or in
part by

                        rollover from another plan or individual retirement

                        account.



         10.9 Buy Back of Forfeited Amounts. A Participant who incurs a forfeiture pursuant to the provisions of Section 10.2 and 10.8 shall have such forfeited amounts recredited to his Accounts upon his subsequent resumption of employment covered under the Plan, without adjustment for interim gains or losses experienced by the Fund or Funds, provided that he repays to the Plan the full amount of any distribution attributable to Company
Contributions that

he received as a result of his prior Settlement Date, and provided further,

that such repayment occurs no later than the earlier of the fifth anniversary of the end of the Plan Year in which his Break in Service occurred or the earliest other date permitted by legislation, ruling, or regulation. Funds required in any Plan Year to recredit the Accounts of a reemployed Participant with the amounts of prior forfeitures in accordance with the preceding sentence shall be made by way of a special Plan contribution by the Employers.

In the event of any such repayment and subsequent recrediting of a prior forfeiture, the portion of such amount replacing Company
Contributions shall

be credited to the Accounts of the Participant currently applicable to the

Company Contributions of such Participant.



         10.10 Distribution to Other Qualified Plans. In the event a former

Participant whose interest in the Plan has not been fully distributed becomes an active participant in a plan qualified under Section 401(a) of the Code

(including a self-employed retirement plan which is exempt from tax under

Section 501(a) of the Code, an annuity plan described in Section
403(a) of the

Code, or a qualified bond purchase plan described in Section
405(a) of the

Code), the Company may direct the Trustee to transfer the amount of such former Participant's interest in the Plan to any such plan provided that the plan to receive such transfer authorizes acceptance of such transfer, that assets transferred shall be held in a separate account, and that the assets transferred shall not be subject to any forfeiture provisions.



        10.11 Facility of Payment. In the event that it shall be found that any individual to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Company, be paid to another person for the use or benefit of the individual found incapable of attending to his financial affairs or in satisfaction of legal obligations incurred by or on behalf of such individual. The Trustee shall make such payment only upon receipt of written instructions to such effect from the

Company. Any such payment shall be charged to the Accounts from which any such payment would otherwise have been paid to the individual found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefore.



        10.12 Mandatory Distributions. Notwithstanding any other provision of this Article X, in the event the vested aggregate balance of a

Participant's Accounts which are distributable to him do not exceed $3,500,

such balance shall be distributed to him in a single sum as soon as practicable after the Settlement Date. If, however, the vested aggregate balance of a Participant's Accounts exceeds, or at the time of any prior distribution exceeded, $3,500, no distribution of such balance shall be made to him, unless such Participant consents in writing to such distribution;

provided, however, that, in no event shall the distribution of the interest of a Participant commence later than such a Participant's Mandatory
Distribution

Date or shall the interest of a Participant be distributed later than his

Mandatory Distribution Date and shall be determined and made in accordance with the proposed regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirements of Section

1.401(a)(9)-2 of the proposed regulations. Accordingly, the Mandatory

Distribution Date of a Participant shall be as follows:



               (i)  The Mandatory Distribution Date of any
Participant who

         attains age 70-1/2 on or after January 1, 1988, shall be April 1,

         1990, or the first day of April following the calendar year in which such Participant attains age 70-1/2, whichever is later.



               (ii) The Mandatory Distribution Date of any
Participant who has

         attained age 70-1/2 before January 1, 1988, shall be the first day of

         April of the calendar year following the calendar year in which the later of such Participant's termination of employment or attainment of age 70-1/2 occurs.



In the event that the interest of any Participant in his Accounts is to be distributed in other than a single lump sum payment, the following minimum distribution rules shall become applicable on his Mandatory
Distribution Date:



                (1) A Required Minimum Distribution for each calendar year beginning with distributions for the first distribution calendar year shall be made in the following manner:



                    (i)  For calendar years prior to 1989, the
quotient

                obtained by dividing the Mandatory Distribution
Value of such

                a Participant's Accounts by the applicable life expectancy,

                and if such Participant's spouse is not the Beneficiary, the method of distribution selected must assure that at least 50 percent of the present value of the amount available for

                distribution is paid within the life expectancy of such

                Participant.



                    (ii) For 1989 and subsequent calendar years, the quotient

                obtained by dividing the Mandatory Distribution
Value of such

                a Participant's Accounts by the lesser of (1) the applicable life expectancy or (2) if such Participant's spouse is not the

                Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the proposed regulations under the Code. Distributions after the death of such Participant shall be distributed using the applicable life expectancy referred to in clause (ii)(1), above as the relevant divisor without regard to clause
(ii)(2).



                (2)  The Required Minimum Distribution for such a

         Participant's first distribution calendar year must be made on or before such Participant's Mandatory Distribution Date.
The Required

         Minimum Distribution for other calendar years, including the Required

         Minimum Distribution for the calendar year in which his Mandatory

         Distribution Date occurs, must be made on or before December 31 of such calendar year.



                (3) If such a Participant dies on or after his Mandatory

         Distribution Date, the remaining portion of his Accounts must continue to be distributed at least as rapidly as under the method of distribution in effect at his death. If however, such a Participant dies before his Mandatory Distribution Date, distribution of his

         Accounts must be completed by December 31 of the calendar year containing the fifth anniversary of the death of such Participant.

         For purposes of this Section 10.12, the words and phrases hereinafter set forth shall have the following meanings:



                     (1)  Applicable Life Expectancy.  The life
expectancy (or

                 joint and last survivor expectancy) calculated using the

                 attained age of the Participant (or
Beneficiary) as of his

                 birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life

                 expectancy was first calculated.



                     (2)  Distribution Calendar Year; First
Distribution

                 Calendar Year. A distribution calendar year is a calendar

                 year for which a minimum distribution is required. For

                 distributions beginning before the death of the Participant,

                 the first distribution calendar year is the calendar year

                 immediately preceding the calendar year which contains his

                 Mandatory Distribution Date. For distributions beginning

                 after the death of the Participant, the first distribution calendar year is the calendar year in which distributions are required to begin.



                      (3)  Life Expectancy. Life expectancy and
joint and last

                 survivor expectancy shall be computed by use of the expected return multiples in Tables V and VI of Treas.
Reg. Section

                 1.72-9 and shall be recalculated annually with respect to a

                 Participant after the first distribution calendar year.



                      (4)  Mandatory Distribution Values of
Accounts.



                           (i)  The balance of the Accounts of a
Participant

                      as of the last Valuation Date in the
calendar year

                      immediately preceding the  distribution
calendar year

                      (the "valuation calendar year") increased
by the amount                       of any contributions or
forfeitures allocated to the

                      Account balances as of dates in the
valuation calendar

                      year after the Valuation Date and
decreased by

                      distributions made in the valuation
calendar year after

                      the Valuation Date.



                           (ii)   For purposes of subparagraph
(i), above, if

                      any portion of the minimum distribution
for the first

                      distribution calendar year is made in the second

                      distribution calendar year on or before
the Mandatory

                      Distribution Date, the amount of such
minimum

                      distribution made in the second
distribution calendar

                      year shall be treated as if it had been
made in the

                      immediately preceding distribution
calendar year.



         10.13  Eligible Rollover Distributions.  Each
Participant and

Beneficiary who receives an Eligible Rollover Distribution may elect in the time and in a manner prescribed by the Company to receive all or any portion of such Eligible Rollover Distribution for transfer to an Eligible Retirement

Plan; provided, however, that only one such transfer may be made with respect to a Eligible Rollover Distribution to an Eligible Retirement
Plan.

Notwithstanding the foregoing, the Participant may elect, after receiving the notice required under Section 402(f) of the Code, to receive such Eligible

Rollover Distribution prior to the expiration of the 30-day period beginning on the date such Participant is issued such notice; provided that the

Participant or beneficiary is permitted to consider his decision for at least

30 days and is advised of such right in writing.

                                   ARTICLE XI

                                  BENEFICIARIES



         11.1 Designation of Beneficiary.   In the event of the
death of a

Participant or former Participant prior to distribution in full of his interest under the Plan, the spouse, if any, of such Participant or former

Participant shall be his Beneficiary and receive distribution of his remaining interest; provided, however, that a Participant may designate a person or persons other than his spouse as his Beneficiary if the requirements of

Section 11.3 are met.



         11.2 Beneficiary in the Absence of Designated
Beneficiary.  If a

Participant or former Participant who dies does not have a surviving spouse and if no Beneficiary has been designated pursuant to the provisions of

Section 11.1, or if no Beneficiary survives such Participant or former

Participant, then the Beneficiary shall be the estate of such Participant or former Participant.  If any Beneficiary designated pursuant to
Section 11.1

dies after becoming entitled to receive distribution hereunder and before such distributions are made in full, and if no other person or persons have been designated to receive the balance of such distributions upon the happening of such contingency, the estate of such deceased Beneficiary shall become the

Beneficiary as to such balance.



         11.3 Spousal Consent to Beneficiary Designation. In the event a

Participant or former Participant is married, any Beneficiary designation,

other than a designation of his spouse as Beneficiary, shall be effective only if his spouse consents in writing thereto and such consent acknowledges the effect of such action and is witnessed by a notary public or a Plan representative, unless a Plan representative finds that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder.

                                  ARTICLE XII

                                ADMINISTRATION



         12.1 Authority of the Company. The Company shall have the authority and the power to perform the functions conferred upon it herein, subject to the limitations hereinafter set forth. The Company shall have the sole right to interpret and construe the Plan, to determine any disputes arising thereunder, subject to the provisions of Section 12.3, and to take all necessary actions it may deem necessary or advisable to correct any administrative error. The decisions of the Company shall be upon all affected parties. In exercising such powers and authorities, the Company shall at all times exercise good faith, apply standards of uniform application, and refrain from arbitrary action. The Company may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The Company and the Trustee are hereby designated as

"named fiduciaries" of the Plan as such term is defined in
Section 402(a)(2)

of ERISA. The Company, by action of its Board of Directors, may designate a person other than itself to carry out any of such powers, authorities or responsibilities.



         12.2 Actions of the Company. Any act authorized, permitted, or required to be taken by the Company under the Plan, which has not been delegated in accordance with Section 12.1, may be taken by a majority of the members of the Board of Directors of the Company, either by vote at a meeting,

or in writing without a meeting. All notices, advices, directions,

certifications, approvals, and instructions required or authorized to be given by the Company under the Plan shall be in writing and signed by either (i) a majority of the members of the Board of Directors of the Company, or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) a person who becomes authorized to act for the Company in accordance with the provisions of Section 12.1. Subject to the provisions of

Section 12.3, any action taken by the Company which is authorized, permitted,

or required under the Plan shall be final and binding upon the Company and the

Trustee, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Company or the Trustee.



        12.3 Claims Review Procedure. Whenever the Company decides for whatever reason to deny, whether in whole or in part, a claim for benefits filed by any person (hereinafter referred to as the "Claimant"), the Plan

Administrator shall transmit to the Claimant a written notice of the Company's decision, which shall be written in a manner calculated to be understood by the Claimant and contain a statement of the specific reasons for the denial of the claim and a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of the decision of the Company in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Plan
Administrator a

written request therefor, which request shall contain the following information:



             (a) the date on which the Claimant's request was filed with the

        Plan Administrator; provided, however, that the date on which the

        Claimant's request for review was in fact filed with the Plan

        Administrator shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph (a);



             (b) the specific portions of the denial of his claim which the

        Claimant requests the Plan Administrator to review;



             (c) a statement by the Claimant setting forth the basis upon which he believes the Plan Administrator should reverse the Trustee's previous denial of his claim for benefits and accept his claim as made; and



             (d) any written material (offered as exhibits) which the

        Claimant desires the Plan Administrator to examine in its

        consideration of his position as stated pursuant to paragraph (c).



Within 60 days of the date determined pursuant to paragraph (a) of this

Section 12.3, the Plan Administrator shall conduct a full and fair review of the Company's decision denying the Claimant's claim for benefits. Within 60 days of the date of such hearing, the Plan Administrator shall render its written decision on review, written in a manner calculated to be understood by the Claimant, specifying the reasons and Plan provisions upon which its decision was based.



        12.4 Indemnification.   In addition to whatever rights of

indemnification the members of the Board of Directors of the Company, or any other person or persons to whom any power, authority, or responsibility of the

Company is delegated pursuant to Section 12.1, may be entitled under the articles of incorporation, regulations, or by-laws of the Company, under any provision of law, or under any other agreement, the Company shall satisfy any liability actually and reasonably incurred by any such person or persons,

including expenses, attorneys' fees, judgments, fines, and amounts paid in settlement, in connection with any threatened, pending, or completed action,

suit, or proceeding which is related to the exercise or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion provided under the Plan, or reasonably believed by such person or persons to be provided hereunder, and any action taken by such person or persons in connection therewith.



        12.5 Qualified Domestic Relations Orders. The Company shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Section 414(p) of the Code and regulations issued thereunder.



        12.6 Voting of OMG Stock.   Each Participant or
Beneficiary who has

shares of OMG Stock allocated to an Account maintained with respect to a Fund invested primarily in OMG Stock, shall be a named fiduciary with respect to the voting of such OMG Stock and shall have the following powers and responsibilities:



             (a) Prior to each meeting of the shareholders of the Company,

        the Company shall cause to be sent to each such Participant and

        Beneficiary who has OMG Stock allocated to such an Account a copy of the proxy solicitation material therefor, together with a form requesting voting instructions, with respect to the voting of such OMG

        Stock as well as the voting of OMG Stock for which the Trustee does not receive instructions.  Each such Participant and/or
Beneficiary

        shall instruct the Trustee to vote the number of such uninstructed shares of OMG Stock equal to the proportion that the number of shares of OMG Stock allocated to his Account bears to the total number of shares of OMG Stock for which instructions are received.
Upon receipt

        of such a Participant's or Beneficiary's instructions, the Trustee shall then vote in person, or by proxy, such shares of OMG Stock as so instructed. Such instructions shall be held in strictest confidence.



             (b) The Company shall cause the Trustee to furnish to each such

        Participant and Beneficiary who has OMG Stock allocated to his Account notice of any tender or exchange offer for, or a request or invitation for tenders or exchanges of, OMG Stock made to the Trustee. The

        Trustee shall request from each such Participant and Beneficiary instructions as to the tendering or exchanging of OMG
Stock allocated

        to his Account and the tendering or exchanging of OMG
Stock for which

        the Trustee does not receive instructions. Each such Participant shall instruct the Trustee with respect to the tendering or exchanging of the number of such uninstructed shares of OMG Stock equal to the proportion that the number of the shares of OMG Stock allocated to his

        Account bears to the total number of shares of OMG Stock for which instructions are received. The Trustee shall provide such Participant and Beneficiaries with a reasonable period of time in which they may consider any such tender or exchange offer for, or request or invitation for tenders or exchanges of, OMG Stock made to the Trustee.

        Within the time specified by the Trustee, the Trustee shall tender or exchange such OMG Stock as to which the Trustee has received instructions to tender or exchange from Participants and

        Beneficiaries. Such instructions shall be held in strictest confidence.

                               ARTICLE XIII

                        AMENDMENT AND TERMINATION



         13.1 Amendment.   Subject to the provisions of
Section	13.2, the

Company may at any time and from time to time, amend the Plan by resolution or written action of its Board of Directors or by action of a committee to which such authority has been delegated by the Board of Directors.
Any such

amendment of the Plan shall be in writing and signed by individuals authorized by the Board of Directors or its delegates.



         13.2 Limitation of Amendment. The Company shall make no amendment to the Plan which shall result in the forfeiture or reduction of the interest of any Participant or person claiming under or through any one or more of them pursuant to the Plan; provided, however, that nothing herein contained shall restrict the right to amend the provisions hereof relating to the administration of the Plan and Trust. Moreover, no amendment shall be made hereunder which shall permit any part of the Trust property to revert to any

Employer or be used for or be diverted to purposes other than the exclusive benefit of Participants and persons claiming under or through them pursuant to the Plan.



         13.3 Termination. The Company reserves the right, by action of its

Board of Directors, to terminate the Plan as to all Employers at any time,

which termination shall become effective upon notice in writing to the Trustee

(the effective date of such termination being hereinafter referred to as the

"termination date"). The Plan shall terminate automatically if there shall be a complete discontinuance of contributions hereunder by all Employers. In the event of the termination of the Plan, written notice thereof shall be given to all Participants and Beneficiaries having an interest under the Plan, and to the Trustee. Upon any such termination of the Plan, the Trustee and the

Company shall take the following actions for the benefit of Participants, and

Beneficiaries:



              (a) As of the termination date, the Trustee shall value the

         Funds hereunder and the Company shall adjust all accounts in the manner provided in Section 8.1. The termination date shall become a

         Valuation Date for purposes of Article VIII. In determining the net worth of the Funds hereunder, the Trustee shall include as a liability such amounts as in its judgment shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the Trust property, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.



              (b)  The Trustee, upon instructions from the
Company, shall then

         segregate and, subject to applicable provisions of the Code relating to the distribution of Tax Deferred Contributions, distribute an amount equal to the entire interest of each Participant in the Funds to or for the benefit of each Participant or Beneficiary in accordance with the provisions of Section 10.4.



Notwithstanding anything to the contrary contained in the Plan, upon any such

Plan termination, the interest of each Participant and Beneficiary shall become fully vested and nonforfeitable; and, if there is a partial termination of the Plan, the interest of each Participant and

Beneficiary who is affected by such partial termination shall become fully vested and nonforfeitable.



         13.4 Withdrawal of an Employer.   An Employer other
than the Company

may, by action of its Board of Directors, withdraw from the Plan, such withdrawal to be effective upon notice in writing to the Company
(the

effective date of such withdrawal being hereinafter referred to as the

"withdrawal date"), and shall thereupon cease to be an Employer for all purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event of its complete discontinuance of contributions, or

(subject to Section 13.5) in the event it ceases to be a Subsidiary.



         13.5 Effect of Plan Termination.   Notwithstanding any
other

provision of the Plan to the contrary, any termination of the Plan shall terminate the liability of an Employer to make further Employer
Contributions

hereunder.



         13.6 Corporate Reorganization. The merger, consolidation, or liquidation of the Company or any Employer with or into the Company or any other Employer shall not constitute a termination of the Plan as to the

Company or such Employer.

                                ARTICLE XIV

                                 OMG ESOP



          14.1 Purpose. The OMG ESOP, which is incorporated as part of the

Plan, is intended to be an employee stock ownership plan under Section

4975(e)(7) of the Code and Section 407(a)(6) of the ERISA. The purposes of the

OMG ESOP are to invest primarily in qualifying employer securities as defined in Section 409(l) of the Code, to enable Participants to share in the growth and prosperity of the Company and to provide such Participants with an additional opportunity to accumulate capital for their future economic security.



          14.2 Suspense Fund. The Trustee shall establish a subfund, herein referred to as the Suspense Fund, to hold and administer any OMG
Stock which

could be pledged as collateral for any Exempt Loan made to the Trustee for purposes of the OMG ESOP. In the event more than one class of OMG Stock is held in the Suspense Fund, any release thereof shall be made on a pro-rata basis as shall allocations thereof to the Separate Accounts of Participants.



          14.3 Exempt Loans. The Trustee may finance or refinance the acquisition of OMG Stock for purposes of the OMG ESOP through Exempt Loans. An installment obligation incurred in connection with the purchase of OMG Stock shall constitute an Exempt Loan and shall be for a specific term, bear a reasonable rate of interest, and shall not be payable on demand except in the event of default. An Exempt Loan may be secured by a collateral pledge of the shares of OMG Stock so acquired. Any such pledged OMG Stock shall be placed in the Suspense Fund. No other Plan assets may be pledged as collateral for a

Loan, and no lender shall have recourse against the Plan other than the OMG

Stock subject to pledge. All Exempt Loans which are made or guaranteed by a disqualified person must satisfy all requirements applicable to exempt loans set forth in Treas. Reg. Section 54.49757(b)(8) and Department of Labor Reg.

Section 2550.408b-3. Any pledge of OMG Stock must provide for the release of shares so pledged on a pro rata basis as the Exempt Loan is repaid by the

Trustee and such shares of OMG Stock are allocated to Separate
Accounts of

Participants as provided in the Plan. Repayments of principal and interest on any Exempt Loan shall be made by the Trustee from the contributions designated to be invested in OMG Stock Fund to enable the Trustee to repay such Exempt

Loan, from earnings attributable to such contributions, and from any cash dividends received by the Trustee on OMG Stock held in the Suspense Fund.



          14.4 Limitation on Allocations of Contributions.
Notwithstanding any

other provision of the Plan to the contrary, OMG Stock held in the Suspense

Fund shall be allocated to the Accounts of Participants only as payments of principal and interest on an Exempt Loan are made by the Trustee. OMG Stock which is released from the Suspense Fund shall be allocated to the Account and subaccounts thereunder of each eligible Participant as needed to provide

Company Contributions pursuant to Section 4.1 as well as Tax
Deferred

Contributions pursuant to Section 4.2, Participant Contributions pursuant to

Section 4.3, Rollover Contributions pursuant to Section 4.7, and
Transferred

Contributions pursuant to Section 4.8, which have been designated to invest in the OMG Stock Fund. The number of shares of OMG Stock to be released from the

Suspense Fund for allocation a Participant's Account shall be calculated in accordance with Treas. Reg. Section 54.4975-7(b)(8). Principal and interest payable under an Exempt Loan shall be satisfied out of (i)
Company

Contributions (other than contributions of OMG Stock) that are made hereunder for purposes of being applied by the Trustee to satisfy its obligations under the Exempt Loan; (ii) earnings attributable to the investment of such contributions; and (iii) earnings attributable to OMG Stock purchased with the proceeds of the Exempt Loan; provided, however, that the payments made under the Exempt Loan by the Trustee during any Plan Year shall not exceed an amount equal to the sum of such contributions and earnings received during the Plan

Year and prior Plan Years minus payments made under the Exempt
Loan in such

Plan Years. Contributions and earnings that may be used by the Trustee to make payments under the Exempt Loan shall be accounted for separately in the books and records of the Trustee until the Exempt Loan is repaid in full.

Notwithstanding any provision contained herein to the contrary, all Company contributions (except contributions of OMG Stock) made hereunder and Tax

Deferred Contributions, Participant Contributions, Rollover
Contributions and

Transferred Contributions designated to be invested in the OMG
Stock Fund

during the term of an Exempt Loan shall be deemed to be made for purposes of being used by the Trustee to satisfy its obligations under the Exempt Loan.

Furthermore, all payments made by the Trustee under the Exempt
Loan shall be

first charged against Company Contributions available for making such payments, then to Tax Deferred Contributions, then Participant
Contributions,

then Rollover Contributions and then Transferred Contributions.
Earnings that

may be used to make payments under the Exempt Loan shall be deemed to have been used for that purpose only to the extent that payments made under the

Exempt Loan during any Plan Year are in excess of the total contributions available to the Trustee for making payments under the Exempt
Loan.

Contributions which are not utilized by the Trustee to pay principal and interest of an Exempt Loan shall be allocated to the Accounts of eligible

Participants and invested in the OMG Stock Fund.



         14.5 Allocations of Contributions from the OMG ESOP.
Contributions

allocated and credited to each Participant's Accounts in the form of OMG Stock that is released from the Suspense Fund shall be allocated to such

Participant's Accounts by multiplying the number of shares of OMG Stock so released for any month by a fraction the numerator of which is the

Participant's share of contributions to be invested in the OMG
Stock Fund and

the denominator for such month and the denominator of which is the aggregate of all Participants' contributions to be invested in the OMG
Stock Fund.  In

the event the amount of contributions to be invested in the OMG
Stock Fund for

any month exceeds the amount distributable to released shares, such excess contributions shall be used to purchase OMG Stock in the market.
Such OMG

Stock shall then be allocated to Participants' Accounts by multiplying the number of shares of OMG Stock so purchased for any month by a fraction the numerator of which is the Participant's contributions allocated to his

Accounts to be invested in the OMG Stock Fund for such month and the denominator of which is the aggregate of all Participants' contributions to be invested in the OMG Stock Fund for such month. In the event the dividends on OMG Stock held in Participants' Accounts are used to make payments of principal and/or interest on an Exempt Loan pursuant to the provisions of

Section 14.3, OMG Stock released from the Suspense Fund as a result thereof shall be allocated to such Participants' Accounts in such a manner that the aggregate fair market value of the OMG Stock so allocated is not less than the amount of the dividends that would have otherwise been allocated to such

Accounts.



         14.6 Dividends on OMG Stock. Except as specified in the Trust

Agreement, cash dividends received with respect to the shares of OMG Stock acquired with the proceeds of an Exempt Loan and held in the Suspense Fund shall be applied to the payment of principal and/or interest on any outstanding Exempt Loan and any other dividends received with respect to any other shares of OMG Stock held in the OMG ESOP shall be applied, invested, or distributed in accordance with the directions of the Company, including the payment thereof to Participants either currently or in periodic payments.



         14.7 Restrictions on OMG Stock. No OMG Stock shall be subject to a put, call, or other option, or any buy-sell arrangement while held by and when distributed from the OMG ESOP, whether or not such plan is an employee stock ownership plan at such time.

                                  ARTICLE XV

                          MISCELLANEOUS PROVISIONS



         15.1 Extension of Plan to Subsidiaries.  Any Related
Corporation

which at the time is not an Employer may, with the consent of the Board of

Directors of the Company, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed pursuant to the authority of its Board of Directors and to be filed with the Company.



         15.2 No Commitment as to Employment. Nothing herein contained shall be construed as a commitment or agreement upon the part of any Employee hereunder to continue his employment with an Employer, and nothing herein contained shall be construed as a commitment on the part of any Employer to continue the employment or rate of compensation of any Employee hereunder for any period.



         15.3 Benefits. Nothing in the Plan shall be construed to confer any right or claim upon any person other than the parties hereto, Participants and

Beneficiaries.



         15.4 No Guarantees.   Neither any Employer, including
the Company,

nor the Trustee guarantees the Trust from loss or depreciation, nor the payment of any amount which may become due to any person hereunder.



         15.5 Precedent. Except as otherwise specifically provided, no action taken in accordance with the terms of the Plan, by an Employer or the Company shall be construed or relied upon as a precedent for similar action under similar circumstances.



         15.6 Duty to Furnish Information.   Each of the
Employers, the

Company, or the Trustee shall furnish to any of the others any documents,

reports, returns, statements, or other information that any other reasonably deems necessary to perform its duties imposed hereunder or otherwise imposed by law.



         15.7 Merger, Consolidation or Transfer of Plan Assets.
The Plan

shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each

Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities
(assuming in each

instance that the Plan had then terminated).



         15.8 Internal Revenue Service Determination.
Notwithstanding any

other provision of the Plan to the contrary, each contribution of the Employer made to the Trust Fund is conditioned upon the requirement that the amount of the contribution shall be deductible under Section 404 of the Code. In the event that any contribution, or portion thereof, is disallowed such contribution or portion shall be returned by the Trustee to the Employer, if demand therefor is made by the Employer within one year of the date of such disallowance.



          15.9 Governing Law. The Plan shall be construed and interpreted in accordance with the laws of the State of Ohio.



							*	*         *



                       Executed at Cleveland, Ohio, this 6th day of May, 1996.





                                         OMG AMERICAS, INC.
(formerly known as

                                         Mooney Chemicals, Inc.





                                         By: / s / Thomas E.
Fleming


- ----------------------------------

                                         Title: President

                                   APPENDIX A

                        LIMITATIONS ON CONTRIBUTIONS



         A.1 Compliance with TRA '86. The provisions set forth in this

Appendix A are intended solely to comply with the requirements of Section 415 of the Code, as amended by the Tax Reform Act of 1986, and shall be interpreted, applied, and if and to the extent necessary, deemed modified without further formal language so as to satisfy solely the minimum requirements of said Section, subject, however, to the provisions of Section

1106(i)(3) of the Tax Reform Act of 1986. For such purpose, the limitations of Section 415 of the Code, as amended by the Tax Reform Act of 1986, are hereby incorporated by reference and made part hereof as though fully set forth herein, but shall be applied only to particular Plan benefits in accordance with the provisions of this Appendix A to the extent such provisions are not consistent with said Section.



         A.2  Section 415 Definitions.  For purpose of this
Appendix A the

following terms shall have the meaning hereinafter set forth.



              (a) The term "Related Corporation" shall mean the definition of

         Related Corporation contained in Article I of the Plan, as modified by Section 415(h) of the Code.



              (b) The term "Annual Additions" shall mean the sum for any

         Limitation Year of the following amounts:



                  (i)  Contributions to the Plan made by an
Employer for such

              Limitation Year;



                  (ii) For Limitation Years prior to January 1,
1987, the

              lesser of (A) the amount of such Participant's contributions,

              but only to the extent that the sum of such Contributions

              exceeds six percent of his Compensation paid for such Limitation

              Year, or (B) one-half of the Participant's contributions, if any; and for Limitation Years on and after January
1, 1987,

              all contributions made by a Participant to the Plan for such

              Limitation Year;



                  (iii)The amount, if any, of Employer
contributions and

              forfeitures which are credited to the Participant under any other defined contribution plan (whether or not terminated)

              maintained by an Employer or a Related Corporation concurrently with the  Plan;



                  (iv) Reallocated forfeitures;



                  (v)  Contributions to an individual medical
account as

              defined in Section 415(l)(2) of the Code which is part of a pension or annuity plan maintained by the Employer.



                  (vi) Any amount derived from contributions paid after

              December 31, 1985, in taxable years ending after such date,

              which are attributable to post-retirement medical benefits allocated to a separate account of a key employee
(as defined in

              Appendix B of the Plan) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by an Employer or a

              Related Corporation.



              (c)  The term "Compensation" shall mean a
Participant's wages,

         salaries, and other amounts received for personal services actually rendered in the course of employment with an Employer or a Related

         Corporation, excluding, however, (i) contributions made by an

         Employer or a Related Corporation to a plan of deferred compensation to the extent that, before the application of the limitations of

         Section 415 of the Code to such plan, the contributions are not includable in the gross income of the Participant for the taxable year in which contributed, (ii) contributions made by an Employer or a Related Corporation on his behalf to a simplified employee pension plan described in Section 408(k) of the Code, (iii) any distributions from a plan of deferred compensation (other than amounts received pursuant to an unfunded nonqualified plan in the year such amounts are includable in the gross income of the Participant),
(iv) amounts

         received from the exercise of a non-qualified stock option or when restricted stock or other property held by the Participant becomes freely transferable or is no longer subject to substantial risk of forfeiture, (v) amounts received from the sale, exchange, or other disposition of stock acquired under a qualified stock option, and

         (vi) any other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in gross income of the Participant).



              (d) The term "Limitation Year" shall mean the 12-month period commencing each January 1 and ending each subsequent
December 31 or

         such other 12-month period elected by the Employer pursuant to regulations under Section 415 of the Code.



         A.3  Maximum Annual Additions.   For each Limitation
Year, the Annual

Additions with respect to a Participant shall not exceed the lesser of (i)

$30,000 (except such amount shall be adjusted in accordance with regulations prescribed by the Secretary of the Treasury for increases in the cost of living), or (ii) 25 percent of such Participant's Compensation paid for such

Limitation Year. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-month consecutive period, such Annual Additions shall not exceed $30,000 multiplied by a fraction, the numerator of which is the number of months in the short

Limitation year, and the denominator of which is 12.



         A.4  Elimination of Excess Contributions.   If the
Annual Additions

to the accounts of a Participant in any Limitation Year would exceed the limitation contained in this Appendix A absent such limitation, the excess shall be eliminated as follows:



              (a)  The Participant Contributions credited to the
Separate

         Accounts of such a Participant for such Limitation Year shall be reduced and returned to the Participant;



              (b) Next, Tax Deferred Contributions credited to the Separate

         Accounts of such Participant for such Limitation Year shall be returned to the Participant unless the Participant has elected to have them transferred and deposited under a deferred compensation program or an excess benefit plan maintained by the Company; and



              (c)  The Company Contributions credited to the
Separate Accounts

         of such Participant for such Limitation Year shall be reduced and returned to the Employers. In each case specified above, the amount to be reduced, returned, or transferred shall be that amount as is necessary to permit the maximum amount of the Annual
Additions to the

         Participant's Accounts for such year to be made under the Plan without violating the restrictions of Section 415 of the Code.

         Notwithstanding the foregoing, in the event that the limitations with respect to Annual Additions prescribed hereunder are exceeded with respect to any Participant and such excess arises as a consequence of the allocations of forfeitures or a reasonable error in estimating the Participant's annual Compensation, the portion of such excess attributable to Company Contributions shall be held in a suspense account and, if such Participant remains a Participant, shall be used to reduce Company Contributions for such Participant for the succeeding calendar years, and, if such Participant ceases participating in the Plan, shall be used to reduce
Company

         Contributions for all other Participants in the calendar year in which he ceases to be a Participant and succeeding calendar years, as necessary.



         A.5 Defined Benefit Plan Coverage. If any Participant in the Plan

also shall be covered by a qualified defined benefit plan
(whether or not

terminated) maintained by an Employer or by a Related
Corporation concurrently

with the Plan, the sum of the defined benefit plan fraction with respect to such Participant and the defined contribution plan fraction with respect to such Participant for any Limitation Year ending on or before December 31,

1982, shall not exceed 1.4, and for any Limitation Year after December 31,

1982, shall not exceed 1.0. For purposes of this Section A.5, defined benefit plan fraction and defined contribution plan fraction shall mean the following:



              (i) Defined benefit plan fraction shall mean a fraction, the numerator of which is the projected annual benefit of such

                   Participant under all such plans (determined as of the

                   close of such Limitation Year) and the
denominator of which

                   is the lesser of (i) the product of 1.25 (1.0 prior to

                   1983) multiplied by the dollar limitation in effect under

                   Section 415(b)(1)(A) of the Code for such year or (ii) the product of 1.4 (1.0 prior to 1983) multiplied by the amount which may be taken into account under Section
415(b)(1)(B)

                   of the Code with respect to such Participant for such year;

                   provided, however, that (A) if a Participant was a

                   participant prior to January 1, 1983, and on December 31,

                   1982, his accrued benefit exceeded the
maximum defined

                   benefit dollar limitation on January 1, 1983, or (B) if a

                   Participant was a participant prior to
January 1, 1987, and

                   his accrued benefit on December 31, 1986 exceed the maximum defined benefit dollar limitation on January
1, 1987, then

                   such limitation with respect to such
Participant shall be

                   equal to the greater of his accrued benefits as of December

                   31, 1982 or December 31, 1986, as the case may be.



            (ii) Defined contribution plan fraction shall mean a fraction,

                   the numerator of which is the sum of the aggregate Annual

                   Additions of the Participant under the Plan and any other

                   defined contribution plan as of the close of the Limitation

                   Year and the denominator of which is the sum of the lesser of the following amounts determined for such year and each prior year of service with an Employer or a Related

                   Corporation:  (i) the product of 1.25 (1.0
prior to 1983)

                   multiplied by the dollar limitation in effect under Section

                   415(c)(1)(A) of the Code for such year,
determined without

                   regard to Section 415(c)(6) of the Code, or
(ii) the

                   product of 1.4 (1.0 prior to 1983) multiplied by the amount which may be taken into account under Section
415(c)(1)(B)

                   of the Code with respect to such Participant for such year;

                   provided, however, that the denominator may be determined

                   under any transitional rules for years ending prior to

                   January 1, 1983, prescribed by the Code
(including the

                   special transitional rule set forth in
Section 415(e)(6) of

                   the Code, if the Plan Administrator so
elects).



In the event the special limitation contained in this Section
A.5 is exceeded,

the benefits otherwise payable to the Participant under any such qualified defined benefit plan shall be reduced to the extent necessary to meet such limitation.



         A.6 Aggregation of Defined Contribution Plans. In the event that a

Participant is covered by any other qualified defined contribution plan

(whether or not terminated) maintained by an Employer or a Related Corporation concurrently with the Plan, then the total Annual Additions to the

Participant's accounts under all such plans shall not exceed the limitation set forth in Section A.3. For purposes of this Section A.6, Annual Additions under the Plan shall be deemed to have been made or provided after Annual

Additions to all other defined contribution plans subject to the limitations set forth in Section A.3; thus contributions under the Plan shall be affected by the limitations before contributions under all other defined contribution plans are affected.

                                  APPENDIX B

                             TOP-HEAVY PROVISIONS



         B.1 Applicability. Notwithstanding any other provision to the contrary, in the event the Plan is deemed to be a top-heavy plan for any Plan year, the provisions contained in this Appendix B with respect to Company

Contributions shall be applicable with respect to such Plan
Year.  In the

event that the Plan is determined to be a top-heavy plan and upon a subsequent determination date is determined to no longer be a top-heavy plan, the Company

Contribution provisions in effect immediately preceding the Plan
Year in which

the Plan was determined to be a top-heavy plan shall again become applicable as of such subsequent determination date.



         B.2  Top-Heavy Definitions.  For purposes of this
Appendix B, the

following definitions shall apply:



                  (a)  The term "determination date" with
respect to any Plan

              Year shall mean the last day of the preceding Plan
Year (or, in

              the case of the first Plan Year of the Plan, the last day of the first Plan Year). Distributions made and the present value of accrued benefits are determined as of the determination date.

              The present value of an accrued benefit under a defined

              contribution plan as of a determination date shall be the sum of

              (i) the account balance as of the most recent valuation date occurring within a 12-month period ending on the determination date, and (ii) an adjustment for contributions due as the

              determination date. The present value of an accrued benefit under a defined benefit plan as of a determination date shall be determined as of the most recent valuation date which is within the 12 month period ending on the determination date. In the case of an aggregation group, the present value of the

              accrued benefits is determined separately for each plan as of each plan's determination date and then aggregated by adding for such plans which fall within the same calendar year.



                  (b)  The term "key employee" shall mean any
Participant or

              former Participant who is a key employee pursuant to the

              provisions of Section 416(i)(1) of the Code and any Beneficiary

              of such Participant or former Participant.



                  (c)  The term "non-key employee" shall mean
any Participant

              who is not a key employee.



                  (d)  The term "permissive aggregation group"
shall mean

              those plans not included in an Employer's required aggregation group in conjunction with any other plan or plans of such

              Employer, so long as the entire group of plans would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code.



                  (e)  The term "required aggregation group"
shall include (i)

              all plans of an Employer in which a key employee is a

              participant or has participated at any time during the

              determination period (regardless of whether the Plan has

              terminated) and (ii) all other plans of an Employer which enable a plan described in clause (i) hereof to meet the requirements of Sections 401(a)(4) or 410 of the Code.



                  (f)  The term "super top-heavy group" with
respect to a

              particular Plan Year shall mean a required or permissive

              aggregation group that, as of the determination date, would qualify as a top-heavy group under the definition in paragraph

              (h) of this Section B.2 with "90 percent" substituted for "60 percent" each place where "60 percent" appears in such

              definition.



                  (g)  The term "super top-heavy plan" with
respect to a

              particular Plan Year shall mean a plan that, as of the

              determination date, would qualify as a top heavy plan under the definition in paragraph (i) of this Section B.2
with "90

              percent" substituted for "60 percent" each place where "60 percent" appears in such definition. A plan is also a "super top-heavy plan" if it is part of a super top-heavy group.



                  (h)  The term "top-heavy group" with respect
to a particular

              Plan Year shall mean a required or a permissive aggregation group if the sum, as of the determination date, of the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such group and the

              aggregate of the account balances of key employees under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.



                  (i)  The term "top-heavy plan" for any Plan
Year beginning                after December 31, 1983 shall mean
a plan with respect to which

              any of the following conditions exists:



                       (i)  If the top heavy ratio for the plan
exceeds 60%

                            and the plan is not part of any
required

                            aggregation group or permissive
aggregation group

                            of plans,



                       (ii) If a plan is a part of a required
(but not a

                            permissive) aggregation group of
plans and the top

                            heavy ratio or the required
aggregation group of

                            plans exceeds 60%, or



                       (iii)If the plan is a part of a required aggregation

                            group of plans and part of a
permissive

                            aggregation group of plans, and the
top heavy

                            ratio for the permissive aggregation
group exceeds

                            60%.



                   Notwithstanding the foregoing provisions of this paragraph,

               however, a plan shall be deemed not to be a top heavy plan if it is part of a required or permissive
aggregation group that

               is not a top heavy group.



                   (j)  The term "compensation" shall mean a
Participant's

               total wages and salary for services rendered to the Employers less amounts realized from the exercise or disposition of stock options paid by the Employers during a calendar year to the extent it would be taken into account for Form
W-2 purposes;

               provided, however, that such compensation shall not exceed the dollar limitation set forth in Section 1.1(5) of the Plan to comply with Section 401(a)(17) of the Code.



                   (k) The term "valuation date" shall mean the most recent

               Valuation Date within a twelve month period ending on the

               determination date.



                   (l)    The term "top-heavy ratio" shall mean
as follows:



                          (i)  If the Employer maintains one or
more defined

                    contribution plans (including any simplified employee

                    pension plan) and the Employer has not
maintained any

                    defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued

                    benefits, the top-heavy ratio for the Plan alone or for

                    the required or permissive aggregation
group, as

                    appropriate, is a fraction, the numerator of which is the

                    sum of the account balances of all key
employees as of the

                    determination date(s) including any part of any account

                    balance distributed in the 5 year period ending on the

                    determination date(s)), and the denominator of which is

                    the sum of all account balances (including any part of any account balance distributed in the 5 year period ending on the determination date(s)), both computed in accordance

                    with Section 416 of the Code.  Both the
numerator and

                    denominator of the top-heavy ratio are
adjusted to reflect

                    any contribution not actually made as of the determination date, but which is required to be taken into account on

                    that date under Section 416 of the Code.



                            (ii)  If the Employer maintains one
or more

                    defined contribution plans (including any simplified

                    employee pension plans) and the Employer maintains or has

                    maintained one or more defined benefit plans which during

                    the 5-year period ending on the
determination date(s) has

                    or has had any accrued benefits, the
top-heavy ratio for

                    any required or permissive aggregation group as

                    appropriate is a fraction, the numerator of which is the

                    sum of account balances under the aggregated defined

                    contribution plan or plans for all key
employees,

                    determined in accordance with subparagraph
(i) above, and

                    the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of

                    the determination date(s), and the
denominator of which

                    is the sum of the account balances under the aggregated

                    defined contribution plan or plans for all participants,

                    determined in accordance with subparagraph
(i) above and

                    the present value of the accrued benefits under the

                    defined benefit plan or plans for all
participants as of

                    the determination date(s), all determined in accordance

                    with Section 416 of the Code. The accrued benefits under

                    a defined benefit plan is both the numerator and

                    denominator of the top-heavy ratio are
adjusted for any

                    distribution of an accrued benefit made in the five-year

                    period ending on the determination date.



                            (iii)  For purposes of subparagraphs
(i) and (ii)

                    above, the value of account balances and the present value of accrued benefits will be determined as of the most

                    recent valuation date that falls within or ends with the

                    12-month period ending on the determination date, except

                    as provided in Section 416 of the Code for the first and

                    second plan years of a defined benefit plan.
The account

                    balances and accrued benefits of a
participant (1) who is

                    not a key employee but who was a key
employee in a prior

                    year, or (2) who has not performed services for the

                    Employer maintaining the Plan at any time during the

                    5-year period ending on the determination date will be

                    disregarded. The calculation of the top heavy ratio, and

                    the extent to which distributions, rollovers and transfers are taken into account will be made in
accordance with

                    Section 416 of the Code. Deductible employee contributions shall not be taken into account for purposes of computing

                    the top-heavy ratio. When aggregating plans the value of

                    account balances and accrued benefits will be calculated

                    with reference to the determination date(s) that fall

                    within the same calendar year.



         B.3  Minimum Employer Contribution.   In the event the
Plan is

determined to be a top-heavy plan with respect to any Plan Year, the Company

Contributions allocated with respect to such Plan Year to the Accounts of each non-key employee who is a Participant and who is not separated from service with an Employer as of the end of such Plan Year, regardless of whether such non-key employee has completed less than 1,000 Hours of Service or fails to make either mandatory employee contributions or elective contributions, shall be no less than the lesser of (a) three percent of his compensation or (b) the largest percentage of compensation that is allocated for such Plan Year to the

Accounts attributable to Company Contributions of any key employee, except that, in the event the Plan is part of a required aggregation group, and the

Plan enables a defined benefit plan included in such group to meet the requirements of Section 401(a)(4) or 410 of the Code, the minimum allocation of Company Contributions to the Accounts of each non-key employee shall be three percent of the compensation of such non-key employees.
Any minimum

allocation of Company Contributions of a Participant required by this Section

B.3 shall be made without regard to any social security contribution made by the Employer on behalf of the Participant and without regard to whether or not a non-key employee withdraws Tax Deferred Contributions.
Notwithstanding the

minimum top heavy allocation requirements of this Section B.3, in the event that the Plan is a top-heavy plan, each non-key employee hereunder who is also covered under a top-heavy defined benefit plan maintained by an Employer shall receive the top-heavy benefits provided for under such defined benefit plan in lieu of the minimum top heavy allocation under the Plan.



         B.4 Top-Heavy Vesting Schedule. A Participant shall be entitled to the vested interest in his Accounts attributable to Company
Contributions

calculated in accordance with the provisions of Articles III and IV (or, if greater, in accordance with the provisions of Section B.3 above) determined in accordance with the following schedule:



        Years of Service                 Vested Percentage

        ------------------               -----------------



        2 but less than 3                       20%

        3 but less than 4                       40%

        4 but less than 5                       60%

        5 but less than 6                       80%

        6 or more                              100%



If the Plan becomes Top-Heavy and subsequently ceases to be such, the vesting schedule set for the above shall continue to apply in determining the rights to benefits of any Participant who had at least five Years of Service as of

December 31 in the last Plan Year in which the Plan was Top
Heavy.  For other

Participants, such schedule shall apply only to that portion of their Accounts that became vested under the vesting schedule set forth above as of such

December 31.



        B.5  Adjustments to Section 415 Limitations.
Notwithstanding the

provisions of Section A.5, in the event that the Plan is a top-heavy plan and an Employer maintains a defined benefit plan covering some or all of the employees that are covered by the Plan, Section 415(e)(2)(B) and 415(e)(3)(B)

of the Code shall be applied to the Plan by substituting "1.0" for "1.25" and

Section 415(e)(6)(B)(i) of the Code shall be applied to the Plan by substituting "$41,500" for $51,875", except that such substitutions shall not be applied to the Plan if (a) the Plan is not a super top-heavy plan and (b) a

Company Contribution for such Plan Year for each non-key employee who is a

Participant is not less than four percent of such non-key employee's compensation.



        B.6 Compensation Taken Into Account. The annual compensation of any

Participant to be taken into account under the Plan during any Plan Year in which the Plan is determined to be a top-heavy plan shall not exceed $150,000

(or such adjusted amount determined by the Secretary of the Treasury.